                                                                       Exhibit 2



                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                         DROVERS BANCSHARES CORPORATION

                                       AND

                          FULTON FINANCIAL CORPORATION

                                TABLE OF CONTENTS



ARTICLE I. THE MERGER......................................................................  2
  Section 1.1.  Merger.....................................................................  2
  Section 1.2.  Name.......................................................................  2
  Section 1.3.  Articles of Incorporation..................................................  2
  Section 1.4.  Bylaws.....................................................................  2
  Section 1.5.   Directors and Officers....................................................  2
ARTICLE II. CONVERSION OF SHARES AND EXCHANGE OF STOCK CERTIFICATES .......................  2
  Section 2.1.  Conversion of Shares.......................................................  2
     (a) General...........................................................................  2
     (b) Antidilution Provision............................................................  3
     (c) No Fractional Shares..............................................................  3
     (d) Cancelled DBC Shares..............................................................  3
     (e) Closing Market Price..............................................................  3
  Section 2.2.  Exchange of Stock Certificates.............................................  4
     (a) Exchange Agent....................................................................  4
     (b) Surrender of Certificates.........................................................  4
     (c) Dividend Withholding..............................................................  4
     (d) Failure to Surrender Certificates.................................................  4
     (e) Expenses..........................................................................  5
  Section 2.3.  Treatment of Outstanding DBC Options.......................................  5
  Section 2.4.  Reservation of Shares......................................................  6
  Section 2.5.  Taking Necessary Action....................................................  6
  Section 2.6.  Press Releases, Etc........................................................  6
  Section 2.7.  FFC Common Stock...........................................................  6
  Section 2.8.  Rights of Dissenting Shareholders of DBC...................................  6
ARTICLE III. REPRESENTATIONS AND WARRANTIES OF DBC.........................................  6
  Section 3.1.  Authority..................................................................  7
  Section 3.2.  Organization and Standing..................................................  7
  Section 3.3.  Subsidiaries...............................................................  7
  Section 3.4.  Capitalization.............................................................  7
  Section 3.5.  Charter, Bylaws and Minute Books...........................................  8
  Section 3.6.  Financial Statements.......................................................  8
  Section 3.7.  Absence of Undisclosed Liabilities.........................................  9
  Section 3.8.  Absence of Changes.........................................................  9
  Section 3.9.  Dividends, Distributions and Stock Purchases...............................  9
  Section 3.10. Taxes......................................................................  9
  Section 3.11. Title to and Condition of Assets...........................................  9
  Section 3.12. Contracts.................................................................. 10
  Section 3.13. Litigation and Governmental Directives..................................... 11
  Section 3.14. Compliance with Laws; Governmental Authorizations.......................... 12
  Section 3.15. Insurance.................................................................. 12

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


  Section 3.16. Financial Institutions Bonds............................................... 12
  Section 3.17. Labor Relations and Employment Agreements.................................. 12
  Section 3.18. Employee Benefit Plans..................................................... 13
  Section 3.19. Related Party Transactions................................................. 13
  Section 3.20. No Finder.................................................................. 13
  Section 3.21. Complete and Accurate Disclosure........................................... 14
  Section 3.22. Environmental Matters...................................................... 14
  Section 3.23. Proxy Statement/Prospectus................................................. 14
  Section 3.24. SEC Filings................................................................ 15
  Section 3.25. Reports.................................................................... 15
  Section 3.26. Loan Portfolio of Drovers Bank............................................. 15
  Section 3.27. Investment Portfolio....................................................... 16
  Section 3.28. Regulatory Examinations.................................................... 16
  Section 3.29. Beneficial Ownership of FFC Common Stock................................... 16
  Section 3.30. Fairness Opinion........................................................... 16
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF FFC.......................................... 16
  Section 4.1.  Authority.................................................................. 16
  Section 4.2.  Organization and Standing.................................................. 17
  Section 4.3.  Capitalization............................................................. 17
  Section 4.4.  Articles of Incorporation and Bylaws....................................... 17
  Section 4.5.  Subsidiaries............................................................... 17
  Section 4.6.  Financial Statements....................................................... 18
  Section 4.7.  Absence of Undisclosed Liabilities......................................... 18
  Section 4.8.  Absence of Changes......................................................... 18
  Section 4.9.  Litigation and Governmental Directives..................................... 18
  Section 4.10. Compliance with Laws; Governmental Authorizations.......................... 19
  Section 4.11. Complete and Accurate Disclosure........................................... 19
  Section 4.12. Labor Relations............................................................ 19
  Section 4.13. Employee Benefits Plans.................................................... 19
  Section 4.14. Environmental Matters...................................................... 20
  Section 4.15. SEC Filings................................................................ 20
  Section 4.16. Proxy Statement/Prospectus................................................. 20
  Section 4.17. Regulatory Approvals....................................................... 20
  Section 4.18. No Finder.................................................................. 21
  Section 4.19. Taxes...................................................................... 21
  Section 4.20. Title to and Condition of Assets........................................... 21
  Section 4.21. Contracts.................................................................. 21
  Section 4.22. Insurance.................................................................. 21
  Section 4.23. Reports.................................................................... 22
ARTICLE V. COVENANTS OF DBC................................................................ 22
  Section 5.1.  Conduct of Business........................................................ 22
  Section 5.2.  Best Efforts............................................................... 24
  Section 5.3.  Access to Properties and Records........................................... 24
  Section 5.4.  Subsequent Financial Statements............................................ 24


  Section 5.5.  Update Schedules........................................................... 24
  Section 5.6.  Notice..................................................................... 24
  Section 5.7.  No Solicitation............................................................ 25
  Section 5.8.  Affiliate Letters.......................................................... 27
  Section 5.9.  No Purchases or Sales of FFC Common Stock During Price Determination Period 27
  Section 5.10. Dividends.................................................................. 27
  Section 5.11. Accounting Treatment....................................................... 28
ARTICLE VI. COVENANTS OF FFC............................................................... 28
  Section 6.1.  Best Efforts............................................................... 28
     (a) Applications for Regulatory Approval.............................................. 28
     (b) Registration Statement............................................................ 28
     (c) State Securities Laws............................................................. 29
     (d) Stock Listing..................................................................... 29
     (e) Adopt Amendments.................................................................. 29
     (f) Tax Treatment..................................................................... 29
  Section 6.2.  Access to Properties and Records........................................... 29
  Section 6.3.  Subsequent Financial Statements............................................ 29
  Section 6.4.  Update Schedules........................................................... 29
  Section 6.5.  Notice..................................................................... 29
  Section 6.6.  Employment Arrangements.................................................... 30
  Section 6.7.  No Purchase or Sales of FFC Common Stock During Price Determination Period. 31
  Section 6.8.   Drovers Division and Drovers Regional Directors........................... 31
  Section 6.9.   Insurance................................................................. 32
  Section 6.10. Appointment of FFC and Fulton Bank Directors............................... 33
  Combined Financial Statements............................................................ 33
  Assumption of DBC Debentures............................................................. 33
ARTICLE VII. CONDITIONS PRECEDENT.......................................................... 33
  Section 7.1.  Common Conditions.......................................................... 33
     (a) Shareholder Approval.............................................................. 33
     (b) Regulatory Approvals.............................................................. 34
     (c) Stock Listing..................................................................... 34
     (d) Tax Opinion....................................................................... 34
     (e) Registration Statement............................................................ 35
     (f) No Suits.......................................................................... 35
     (g) Pooling........................................................................... 35
  Section 7.2.  Conditions Precedent to Obligations of FFC................................. 35
     (a) Accuracy of Representations and Warranties........................................ 35
     (b) Covenants Performed............................................................... 36
     (c) Opinion of Counsel for DBC........................................................ 36
     (d) Affiliate Agreements.............................................................. 36
     (e) DBC Options....................................................................... 36
     (f) No Material Adverse Change........................................................ 36

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



     (g) Accountants' Letter............................................................... 37
     (h) Federal and State Securities and Antitrust Laws................................... 37
     (i) Environmental Matters............................................................. 38
     (j) Closing Documents................................................................. 38
     (k) Dissenting Stockholders........................................................... 38
  Section 7.3.  Conditions Precedent to the Obligations of DBC............................. 38
     (a) Accuracy of Representations and Warranties........................................ 38
     (b) Covenants Performed............................................................... 38
     (c) Opinion of Counsel for FFC........................................................ 38
     (d) FFC Options....................................................................... 38
     (e) No Material Adverse Change........................................................ 39
     (f) Fairness Opinion.................................................................. 39
     (g) Closing Documents................................................................. 39
ARTICLE VIII. TERMINATION, AMENDMENT AND WAIVER............................................ 39
  Section 8.1.  Termination................................................................ 39
     (a) Mutual Consent.................................................................... 40
     (b) Unilateral Action by FFC.......................................................... 40
     (c) Unilateral Action By DBC.......................................................... 40
     (d) Market Price of FFC Common Stock.................................................. 40
  Section 8.2.  Effect of Termination...................................................... 41
     (a) Effect............................................................................ 41
     (b) Limited Liability................................................................. 41
     (c) Confidentiality................................................................... 41
  Section 8.3.  Amendment.................................................................. 41
  Section 8.4.  Waiver..................................................................... 41
ARTICLE IX. CLOSING AND EFFECTIVE TIME..................................................... 42
  Section 9.1.  Closing.................................................................... 42
  Section 9.2.  Effective Time............................................................. 42
ARTICLE X. NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES................................... 42
  Section 10.1. No Survival................................................................ 42
ARTICLE XI. GENERAL PROVISIONS............................................................. 42
  Section 11.1. Expenses................................................................... 42
  Section 11.2. Other Mergers and Acquisitions............................................. 42
  Section 11.3. Notices.................................................................... 43
  Section 11.4. Counterparts............................................................... 44
  Section 11.5. Governing Law.............................................................. 44
  Section 11.6. Parties in Interest........................................................ 44
  Section 11.7. Entire Agreement........................................................... 44

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

                               INDEX OF SCHEDULES

Schedule 2.3     DBC Options

Schedule 3.7     Undisclosed Liabilities

Schedule 3.8     Changes

Schedule 3.9     Dividends, Distributions and Stock Purchases

Schedule 3.10    Taxes

Schedule 3.11    Title to and Condition of Assets

Schedule 3.12    Contracts

Schedule 3.13    Litigations and Governmental Directives

Schedule 3.14    Compliance with Laws; Governmental Authorizations

Schedule 3.15    Insurance

Schedule 3.16    Financial Institutions Bonds

Schedule 3.17    Labor Relations and Employment Agreements

Schedule 3.18    Employee Benefit Plans

Schedule 3.19    Related Party Transactions

Schedule 3.20    Finders

Schedule 3.22    Environmental Matters

Schedule 3.26    Loan Portfolio

Schedule 3.27    Investment Portfolio

Schedule 4.5     Subsidiaries

Schedule 4.7     Undisclosed Liabilities

Schedule 4.8     Dividends, Distributions and Stock Purchases

Schedule 4.9     Litigation and Governmental Directives

Schedule 4.10    Compliance with Laws; Governmental Authorizations

Schedule 4.14    Environmental Matters

Schedule 4.19    Taxes

Schedule 6.8     Drovers Bank Director Fees

                                INDEX OF EXHIBITS

Exhibit A        Form of Warrant Agreement

Exhibit B        Form of Warrant

Exhibit C        Form of Employment Agreement

Exhibit D        Form of Opinion of DBC's Counsel

Exhibit E        Form of Opinion of FFC's Counsel

                          AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER made as of the 27th day of December, 2000, by and between FULTON FINANCIAL CORPORATION, a Pennsylvania business corporation having its administrative headquarters at One Penn Square, P. O. Box 4887, Lancaster, Pennsylvania 17604 ("FFC"), and DROVERS BANCSHARES CORPORATION, a Pennsylvania business corporation having its administrative headquarters at 30 South George Street, York, Pennsylvania 17401 ("DBC").

                                   BACKGROUND:

        FFC is a financial holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). DBC is a bank holding company registered under the BHC Act which is the parent of The Drovers & Mechanics Bank ("Drovers Bank"). In addition to Drovers Bank, DBC has two wholly-owned subsidiaries: Drovers Realty Company and Drovers Capital Trust I. Drovers Bank has two-wholly-owned subsidiaries: 96 South George Street, Inc. and Drovers Investment Company and owns 60% of the membership interests in Drovers Settlement Services LLC. Drovers Bank and all of such subsidiaries are collectively referred to herein as "DBC Subsidiaries". FFC and DBC wish to merge with each other. Subject to the terms and conditions of this Agreement, the foregoing transaction will be accomplished by means of a merger (the "Merger") in which (i) DBC will be merged with and into FFC, (ii) FFC will survive the Merger, and (iii) all of the outstanding shares of the common stock of DBC, no par value per share ("DBC Common Stock"), will be converted into shares of the common stock of FFC, par value $2.50 per share ("FFC Common Stock").

        Simultaneously with the effectiveness of the Merger and subject to appropriate documentation and regulatory approvals, FFC shall cause Drovers Bank to merge (the "Bank Merger") with and into Fulton Bank, an existing bank subsidiary of FFC, and transfer the trust business of Drovers to Fulton Financial Advisors, N.A. ("Advisors"), an affiliate of FFC, immediately after the Bank Merger (the "Trust Business Transfer") (the Bank Merger, the Trust Business Transfer, along with any branch consolidations and/or closures deemed desirable by FFC, is referred to herein as the "Restructuring").

        Simultaneously with the execution of this Agreement, the parties are entering into a Warrant Agreement in substantially the form of Exhibit A attached hereto (the "Warrant Agreement"), which provides for the delivery by DBC of a warrant in substantially the form of Exhibit B attached hereto (the "Warrant") entitling FFC to purchase shares of the DBC Common Stock in certain circumstances.

                                   WITNESSETH:

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, the parties hereby agree as follows:

                              ARTICLE I. THE MERGER

        Subject to the terms and conditions of this Agreement, DBC shall merge with and into FFC in accordance with the following:

        Section 1.1. Merger. At the Effective Time (as defined in Section 9.2 herein) (i) DBC shall merge with and into FFC pursuant to the provisions of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), whereupon the separate existence of DBC shall cease and FFC shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"), and (ii) the DBC Common Stock will be converted into FFC Common Stock pursuant to the provisions of Article II hereof.

        Section 1.2. Name. The name of the Surviving Corporation shall be "Fulton Financial Corporation". The address of the principal office of the Surviving Corporation will be One Penn Square, P.O. Box 4887, Lancaster, Pennsylvania 17604.

        Section 1.3. Articles of Incorporation. The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of FFC as in effect at the Effective Time.

        Section 1.4. Bylaws. The Bylaws of the Surviving Corporation shall be the Bylaws of FFC as in effect at the Effective Time.

        Section 1.5 Directors and Officers. The directors and officers of the Surviving Corporation shall be the directors and officers of FFC in office at the Effective Time. Each of such directors and officers shall serve until such time as his successor is duly elected and has qualified.

       ARTICLE II. CONVERSION OF SHARES AND EXCHANGE OF STOCK CERTIFICATES

        Section 2.1. Conversion of Shares. At the Effective Time (as defined in
Section 9.2 herein) the shares of DBC Common Stock then outstanding shall be converted into shares of FFC Common Stock, as follows:

                (a) General: Subject to the provisions of Sections 2.1(b), 2.1(c) and 2.1(d) herein, each share of DBC Common Stock issued and outstanding immediately before the Effective Time, shall, at the Effective Time, be converted into and become without any action on the part of the holder thereof, and in exchange therefor FFC shall issue, 1.24 (such number, as it may be adjusted under Section 2.1(b) herein, the "Conversion Ratio") shares of FFC Common Stock and the corresponding number of rights associated therewith pursuant to the Rights Agreement dated June 20, 1989, as amended and restated as of April 27, 1999, between FFC and Fulton Bank. Each share of DBC Common Stock to be converted into FFC Common Stock pursuant to this Section 2.1 shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be canceled and retired, and each holder of share certificates evidencing shares of DBC Common Stock to be converted into the right to receive

FFC Common Stock pursuant to this Section 2.1 shall thereafter cease to have any rights with respect to the shares represented thereby, except the right to receive the FFC Common Stock therefor, without interest thereon, upon the surrender of the share certificates evidencing the DBC Common Stock in accordance with Section 2.2 hereof.

                (b) Antidilution Provision: In the event that FFC shall at any time before the Effective Time: (i) issue a dividend in shares of FFC Common Stock, (ii) combine the outstanding shares of FFC Common Stock into a smaller number of shares, or (iii) subdivide the outstanding shares of FFC Common Stock into a greater number of shares, then the Conversion Ratio shall be proportionately adjusted (calculated to four decimal places), so that each DBC shareholder shall receive at the Effective Time, in exchange for his shares of DBC Common Stock, the number of shares of FFC Common Stock as would then have been owned by him if the Effective Time had occurred before the record date of such event (For example, if FFC were to declare a five percent (5%) stock dividend after the date of this Agreement and if the record date for that stock dividend were to occur before the Effective Time, the Conversion Ratio would be adjusted from 1.24 shares to 1.302 shares).

                (c) No Fractional Shares: No fractional shares of FFC Common Stock shall be issued in connection with the Merger. In lieu of the issuance of any fractional share to which he would otherwise be entitled, each former shareholder of DBC shall receive in cash an amount equal to the fair market value of his fractional interest, which fair market value shall be determined by multiplying such fraction by the Closing Market Price (as defined in Section 2.1(e) herein).

                (d) Cancelled DBC Shares. Notwithstanding the provisions of
Section 2.1(a) herein, the following shares of DBC Common Stock shall not be converted into FFC Common Stock, and shall be cancelled, at the Effective Time:
(i) Dissenting Shares (as defined in Section 2.8 herein); (ii) shares of DBC Common Stock then owned by FFC or any direct or indirect subsidiary of FFC (except for trust account shares or shares acquired in connection with debts previously contracted); and (iii) shares of DBC Shares owned by DBC or any direct or indirect subsidiary of DBC (except for trust account shares or shares acquired in connection with debts previously contracted).

                (e) Closing Market Price: For purposes of this Agreement, the Closing Market Price shall be the average of the per share closing bid and asked prices for FFC Common Stock, calculated to two decimal places, for the ten (10) consecutive trading days immediately preceding the date which is two (2) business days before the Effective Date (as such term is defined in Section 9.2 herein), as reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the foregoing period of ten (10) trading days being hereinafter sometimes referred to as the "Price Determination Period" (For example, if June 30, 2001 were to be the Effective Date, then the Price Determination Period would be June 14, 15, 18, 19, 20, 21, 22, 25, 26 and 27, 2001). In the event that NASDAQ shall fail to report closing bid and asked prices for FFC Common Stock for any trading day during the Price Determination Period, the closing bid and asked prices for that day shall be equal to the average of the closing bid and asked prices as quoted: (i) by F. J. Morrissey & Company, Inc. and by Ryan, Beck & Co.; or (ii) in the event that both of these firms are not then making a market in FFC Common Stock, by two brokerage firms then making a market in FFC Common Stock to be selected by FFC and approved by DBC.

        Section 2.2. Exchange of Stock Certificates. DBC Common Stock certificates shall be exchanged for FFC Common Stock certificates in accordance with the following procedures:

                (a) Exchange Agent: The transfer agent of FFC shall act as exchange agent (the "Exchange Agent") to receive DBC Common Stock certificates from the holders thereof and to exchange such stock certificates for FFC Common Stock certificates and (if applicable) to pay cash for fractional shares of FFC Common Stock pursuant to Section 2.1(c) herein. FFC shall cause the Exchange Agent on or promptly after the Effective Date, to mail to each former shareholder of DBC a notice specifying the procedures to be followed in surrendering such shareholder's DBC Common Stock certificates.

                (b) Surrender of Certificates: As promptly as possible after receipt of the Exchange Agent's notice, each former shareholder of DBC shall surrender his DBC Common Stock certificates to the Exchange Agent; provided, that if any former shareholder of DBC shall be unable to surrender his DBC Common Stock certificates due to loss or mutilation thereof, he may make a constructive surrender by following procedures comparable to those customarily used by FFC for issuing replacement certificates to FFC shareholders whose FFC Common Stock certificates have been lost or mutilated. Upon receiving a proper actual or constructive surrender of DBC Common Stock certificates from a former DBC shareholder, the Exchange Agent shall issue to such shareholder, in exchange therefor, an FFC Common Stock certificate representing the whole number of shares of FFC Common Stock into which such shareholder's shares of DBC Common Stock have been converted in accordance with this Article II, together with a check in the amount of any cash to which such shareholder is entitled, pursuant to Section 2.1(c) herein, in lieu of the issuance of a fractional share.

                (c) Dividend Withholding: Dividends, if any, payable by FFC after the Effective Time to any former shareholder of DBC who has not prior to the payment date surrendered his DBC Common Stock certificates may, at the option of FFC, be withheld. Any dividends so withheld shall be paid, without interest, to such former shareholder of DBC upon proper surrender of his DBC Common Stock certificates.

                (d) Failure to Surrender Certificates: All DBC Common Stock certificates must be actually or constructively (as referenced in (b) above) surrendered to the Exchange Agent within two (2) years after the Effective Date. In the event that any former shareholder of DBC shall not have properly surrendered his DBC Common Stock certificates within two (2) years after the Effective Date, the shares of FFC Common Stock that would otherwise have been issued to him may, at the option of FFC, be sold and the net proceeds of such sale, together with the cash (if any) to which he is entitled in lieu of the issuance of a fractional share and any previously accrued dividends, shall be held by the Exchange Agent in a noninterest bearing account for his benefit. From and after any such sale, the sole right of such former shareholder of

DBC shall be the right to collect such net proceeds, cash and accumulated dividends. Subject to all applicable laws of escheat, such net proceeds, cash and accumulated dividends shall be paid to such former shareholder of DBC, without interest, upon proper actual or constructive surrender of his DBC Common Stock certificates.

                (e) Expenses: All costs and expenses associated with the foregoing surrender and exchange procedure shall be borne by FFC.

        Section 2.3. Treatment of Outstanding DBC Options.

                (a) At the Effective Time, each holder of an option (collectively, "DBC Options") to purchase shares of DBC Common Stock that (i) is outstanding at the Effective Time, (ii) has been granted pursuant to the Drovers Bancshares Corporation Incentive Stock Option Plan, the Drovers Bancshares Corporation 1995 Stock Option Plan and the Drovers Bancshares Corporation 1999 Non-Employee Directors Stock Option Plan (collectively, the "DBC Stock Option Plans") and (iii) would otherwise survive the Effective Time shall be entitled to receive, in substitution for such DBC Option, an option to acquire shares of FFC Common Stock on the terms set forth below (each DBC Option as substituted, an "FFC Stock Option").

                (b) An FFC Stock Option shall be a stock option to acquire shares of FFC Common Stock with the following terms: (i) the number of shares of FFC Common Stock which may be acquired pursuant to such FFC Stock Option shall be equal to the product of the number of shares of DBC Common Stock covered by the DBC Option multiplied by the Conversion Ratio, provided that any fractional share of FFC Common Stock resulting from such multiplication shall be rounded to the nearest whole share; (ii) the exercise price per share of FFC Common Stock shall be equal to the exercise price per share of DBC Common Stock of such DBC Option, divided by the Conversion Ratio, provided that such exercise price shall be rounded to the nearest whole cent; (iii) the duration and other terms of such FFC Option shall be identical to the duration and other terms of such DBC Option, except that all references to DBC shall be deemed to be references to FFC and its affiliates, where the context so requires and shall remain exercisable until the stated expiration date of the corresponding DBC Option;
(iv) FFC shall assume such DBC stock option, whether vested or not vested, as contemplated by Section 424(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and (v) to the extent DBC Options qualify as incentive stock options under Section 422 of the Code, the FFC Options exchanged therefor shall also so qualify. Subject to the FFC Stock Options and the foregoing, the DBC Stock Option Plans and all options or other rights to acquire DBC Common Stock issued thereunder shall terminate at the Effective Time. FFC shall not issue or pay for any fraction shares otherwise issuable upon exercise of a FFC Stock Option.

                (c) Prior to the Effective Time, FFC shall take appropriate action to reserve for issuance and, if not previously registered pursuant to the Securities Act of 1933, as amended (the "1933 Act"), register the number of shares of FFC Common Stock necessary to satisfy FFC's obligations with respect to the issuance of FFC Common Stock pursuant to the exercise of

FFC Stock Options and under Section 2.3.

                (d) Prior to the Effective Time (to the extent required as determined by FFC or DBC under applicable law, the terms of the DBC Stock Option Plans or otherwise), FFC shall receive agreements from each holder of a DBC Option, pursuant to which each such holder agrees to accept an FFC Option in substitution for the DBC Option, as of the Effective Time.

                (e) Schedule 2.3 sets forth a listing of each DBC Option as of the date of this Agreement (copies of which have been provided to FFC), including the optionee, date of grant, shares of DBC Common Stock subject to such Option, the exercise price of such Option, expiration date, classification as an incentive stock option or a nonqualified stock option, vesting schedule and any special features thereof.

        Section 2.4. Reservation of Shares. FFC agrees that (i) prior to the Effective Time it will take appropriate action to reserve a sufficient number of authorized but unissued shares of FFC Common Stock to be issued in accordance with this Agreement, and (ii) at the Effective Time, FFC will issue shares of FFC Common Stock to the extent set forth in, and in accordance with, this Agreement.

        Section 2.5. Taking Necessary Action. FFC and DBC shall take all such actions as may be reasonably necessary or appropriate in order to effectuate the transactions contemplated hereby including, without limitation, providing information necessary for preparation of any filings needed to obtain the regulatory approvals required to consummate the Merger and the Restructuring. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest FFC with full title to all properties, assets, rights, approvals, immunities and franchises of DBC, the officers and directors of DBC, at the expense of FFC, shall take all such necessary action.

        Section 2.6. Press Releases, Etc. FFC and DBC agree that all press releases or other public communications relating to this Agreement or the transactions contemplated hereby will require mutual approval by FFC and DBC, unless counsel has advised any such party that such release or other public communication must immediately be issued and the issuing party has not been able, despite its good faith efforts, to obtain such approval.

        Section 2.7. FFC Common Stock. Each share of FFC Common Stock that is issued and outstanding immediately before the Effective Time shall, on and after the Effective Time, remain issued and outstanding as one (1) share of FFC Common Stock, and each holder thereof shall retain his rights therein. The holders of the shares of FFC Common Stock outstanding immediately prior to the Effective Time shall, immediately after the Effective Time, continue to hold a majority of the outstanding shares of FFC Common Stock.

        Section 2.8. Rights of Dissenting Shareholders of DBC. The shareholders of DBC shall be entitled to and may exercise dissenters' rights if and to the extent they are entitled to do so under the provisions of Subchapter D of Chapter 15 of the BCL. Shareholders who have properly exercised their dissenters rights are referred to herein as "Dissenting Shareholders" and each share of DBC held by a Dissenting Shareholder is referred to herein as a "Dissenting Share".

               ARTICLE III. REPRESENTATIONS AND WARRANTIES OF DBC

        DBC represents and warrants to FFC, as of the date of this Agreement, as follows:

        Section 3.1. Authority. The execution and delivery of this Agreement, the Warrant Agreement and the Warrant and the performance of the transactions contemplated herein and therein have been authorized by the Board of Directors of DBC (its Board of Directors, at a meeting duly called and held, (i) approved the Merger and this Agreement, and (ii) directed that the Agreement be submitted for consideration by its shareholders with the recommendation of the Board of Directors that the shareholders of DBC approve this Agreement and the transactions contemplated thereby), and, except for the approval of this Agreement by its shareholders, DBC has taken all corporate action necessary on its part to authorize this Agreement, the Warrant Agreement and the Warrant and the performance of the transactions contemplated herein and therein. This Agreement, the Warrant Agreement and the Warrant have been duly executed and delivered by DBC and, assuming due authorization, execution and delivery by FFC, constitute valid and binding obligations of DBC. Upon execution and delivery of the Warrant Agreement and the Warrant, such documents shall constitute binding obligations of DBC. The execution, delivery and performance of this Agreement, the Warrant Agreement and the Warrant will not constitute a violation or breach of or default under (i) the Articles of Incorporation or Bylaws of DBC, (ii) the Articles of Incorporation or Bylaws of Drovers Bank, (iii) any statute, rule, regulation, order, decree or directive of any governmental authority or court applicable to DBC or any DBC Subsidiary, subject to the receipt of all required governmental approvals, or (iv) any agreement, contract, memorandum of understanding, indenture or other instrument to which DBC or any DBC Subsidiary is a party or by which DBC or any DBC Subsidiary or any of their properties are bound.

        Section 3.2. Organization and Standing. DBC is a business corporation that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. DBC is a bank holding company under the BHC Act, and has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted. Drovers Bank is a banking corporation that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Drovers Bank is an insured bank under the provisions of the Federal Deposit Insurance Act, as amended (the "FDI Act"), and is not a member of the Federal Reserve System. Drovers Bank has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted. Each of the DBC Subsidiaries other than Drovers Bank is a corporation that is duly organized, validly existing and in good standing under the laws of its state of incorporation. Each of the DBC Subsidiaries has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted.

        Section 3.3. Subsidiaries. Drovers Bank is a wholly-owned subsidiary of DBC and each of the other DBC Subsidiaries is a wholly-owned subsidiary of DBC or Drovers Bank, as appropriate provided that, in the case of Drovers Capital Trust I, DBC owns 100% of the common securities of said trust, and provided further Drovers Settlement Services LLC is a 60% owned subsidiary. Except for the DBC Subsidiaries, DBC owns no subsidiaries, directly or indirectly.

        Section 3.4. Capitalization. The authorized capital of DBC consists exclusively of 15,000,000 shares of DBC Common Stock. There are 5,076,703 shares of DBC Common Stock validly issued, outstanding, fully paid and non- assessable, and no shares are held as treasury shares. In addition, 266,047 shares of DBC Common Stock are reserved for issuance upon the exercise of Stock Options granted under DBC's Stock Option Plans and 1,250,000 shares of DBC Common Stock will be reserved for issuance upon exercise of the Warrant. Except for the DBC Options and the Warrant, there are no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of DBC Common Stock and there are no outstanding securities or other instruments of any kind that are convertible into shares of DBC Common Stock. The authorized capital of Drovers Bank consists exclusively of 1,000,000 shares of common stock, par value $5.00 per share (the "Drovers Bank Common Stock"), of which 709,400 shares are validly issued, outstanding and fully-paid and non- assessable, and no shares are held as treasury shares. All outstanding shares of Drovers Bank Common Stock are owned beneficially and of record by DBC. There are no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of Drovers Bank Common Stock, and there are no outstanding securities or instruments of any kind that are convertible into shares of Drovers Bank Common Stock. All outstanding shares of the capital stock of the other DBC Subsidiaries are owned beneficially and of record by DBC or Drovers Bank, as appropriate, except that, in the case of Drovers Capital Trust I, DBC owns 100% of the common securities and the purchasers thereof own the capital securities issued by said Trust.. There are no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of such subsidiaries, and there are no outstanding securities or instruments of any kind that are convertible into shares of such subsidiaries. The Common Stock of Drovers Bank the other DBC Subsidiaries is sometimes collectively referred to herein as the "DBC Subsidiaries Common Stock".

        Section 3.5. Charter, Bylaws and Minute Books. The copies of the Certificate of Incorporation and Bylaws (or, with respect to Drovers Capital Trust I, its Amended and Restated Declaration of Trust) of DBC and the DBC Subsidiaries that have been delivered to FFC are true, correct and complete. Except as previously disclosed to FFC in writing, the minute books of DBC and the DBC Subsidiaries that have been made available to FFC for inspection are true, correct and complete in all material respects and accurately record the actions taken by the Boards of Directors and shareholders of DBC and the DBC Subsidiaries at the meetings documented in such minutes.

        Section 3.6. Financial Statements. DBC has delivered to FFC the following financial statements: Statements of Condition at December 31, 1999 and 1998 and Statements of Income, Statements of Shareholders' Equity, and Consolidated Statements of Cash Flows of Drovers Bank for the years ended December 31, 1997, 1998 and 1999, certified by Stambaugh Ness,

P.C., and set forth in the 1999 Annual Report to Drovers Bank's shareholders and Consolidated Statements of Condition of DBC at September 30, 2000 and December 31, 1999 and Consolidated Statements of Income for the three and nine-month periods ended September 30, 2000 and 1999, and Consolidated Statements of Cash Flows for the nine-month periods ended September 30, 2000 and 1999, as filed with the Securities and Exchange Commission (the "SEC") in a Quarterly Report on Form 10- Q (the aforementioned Consolidated Statement of Condition as of September 30, 2000 being hereinafter referred to as the "DBC Balance Sheet"). Each of the foregoing financial statements fairly present the consolidated financial condition, assets and liabilities, and results of operations of DBC at their respective dates and for the respective periods then ended and has been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise noted in a footnote thereto and except for the omission of the notes from the financial statements applicable to any interim period.

        Section 3.7. Absence of Undisclosed Liabilities. Except as disclosed in
Schedule 3.7, or as reflected, noted or adequately reserved against in the DBC Balance Sheet, at September 30, 2000, DBC had no material liabilities (whether accrued, absolute, contingent or otherwise) which were required to be reflected, noted or reserved against in the DBC Balance Sheet under generally accepted accounting principles. Except as disclosed in Schedule 3.7, DBC and the DBC Subsidiaries have not incurred, since September 30, 2000, any such liability, other than liabilities of the same nature as those set forth in the DBC Balance Sheet, all of which have been reasonably incurred in the Ordinary Course of Business. For purposes of this Agreement, the term "Ordinary Course of Business" shall mean the ordinary course of business consistent with DBC's and the DBC Subsidiaries' customary business practices.

        Section 3.8. Absence of Changes. Since September 30, 2000, DBC and the DBC Subsidiaries have each conducted their businesses in the Ordinary Course of Business and, except as disclosed in Schedule 3.8, neither DBC nor the DBC Subsidiaries have undergone any changes in its condition (financial or otherwise), assets, liabilities, business or operations, other than changes in the Ordinary Course of Business, which have not been, in the aggregate, materially adverse as to DBC and the DBC Subsidiaries on a consolidated basis.

        Section 3.9. Dividends, Distributions and Stock Purchases. Except as disclosed in Schedule 3.9, since September 30, 2000, DBC has not declared, set aside, made or paid any dividend or other distribution in respect of the DBC Common Stock, or purchased, issued or sold any shares of DBC Common Stock or the DBC Subsidiaries Common Stock.

        Section 3.10. Taxes. DBC and Drovers Bank have filed all federal, state, county, municipal and foreign tax returns, reports and declarations which are required to be filed by them or either of them as of September 30, 2000. Except as disclosed in Schedule 3.10: (i) DBC and Drovers Bank have paid all taxes, penalties and interest which have become due pursuant thereto or which became due pursuant to federal, state, county, municipal or foreign tax laws applicable to the periods covered by the foregoing tax returns, (ii) neither DBC nor the DBC Subsidiaries have received any notice of deficiency or assessment of additional taxes, and no tax audits are in process; and (iii) the Internal Revenue Service (the "IRS") has not commenced or given notice of an intention to commence any examination or audit of the federal income tax returns of DBC or Drovers Bank for any year through and including the year ended December 31, 1999. Except as disclosed in Schedule 3.10, neither DBC nor the DBC Subsidiaries have granted any waiver of any statute of limitations or otherwise agreed to any extension of a period for the assessment of any federal, state, county, municipal or foreign income tax. Except as disclosed in
Schedule 3.10, the accruals and reserves reflected in the DBC Balance Sheet are adequate to cover all taxes (including interest and penalties, if any, thereon) that are payable or accrued as a result of DBC's consolidated operations for all periods prior to the date of such Balance Sheet.

        Section 3.11. Title to and Condition of Assets. Except as disclosed in
Schedule 3.11, DBC and the DBC Subsidiaries have good and marketable title to all material consolidated real and personal properties and assets reflected in the DBC Balance Sheet or acquired subsequent to September 30, 2000 (other than property and assets disposed of in the Ordinary Course of Business), free and clear of all liens or encumbrances of any kind whatsoever; provided, however, that the representations and warranties contained in this sentence do not cover liens or encumbrances that: (i) are reflected in the DBC Balance Sheet or in
Schedule 3.11; (ii) represent liens of current taxes not yet due or which, if due, may be paid without penalty, or which are being contested in good faith by appropriate proceedings; and (iii) represent such imperfections of title, liens, encumbrances, zoning requirements and easements, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use, of the properties and assets subject thereto. The material structures and other improvements to real estate, furniture, fixtures and equipment reflected in the DBC Balance Sheet or acquired subsequent to September 30, 2000: (A) are in good operating condition and repair (ordinary wear and tear excepted), and (B) comply in all material respects with all applicable laws, ordinances and regulations, including without limitation all building codes, zoning ordinances and other similar laws, except where any noncompliance would not materially detract from the value, or interfere with the present use, of such structures, improvements, furniture, fixtures and equipment. DBC and the DBC Subsidiaries own or have the right to use all real and personal properties and assets that are material to the conduct of their respective businesses as presently conducted.

        Section 3.12. Contracts. (a) Each written or oral contract entered into by DBC or the DBC Subsidiaries (other than contracts with customers reasonably entered into by DBC or the DBC Subsidiaries in the Ordinary Course of Business) which involves aggregate payments or receipts in excess of $100,000 per year, including without limitation every employment contract, employee benefit plan, agreement, lease, license, indenture, mortgage and other commitment to which either DBC or the DBC Subsidiaries are a party or by which DBC or the DBC Subsidiaries or any of their properties may be bound (collectively referred to herein as "Material Contracts") is identified in Schedule 3.12. Except as disclosed in Schedule 3.12, all Material

Contracts are enforceable against DBC or the DBC Subsidiaries, as the case may be, and DBC or the DBC Subsidiaries have in all material respects performed all obligations required to be performed by them to date and are not in default in any material respect and DBC is not aware of any default by a third party under a Material Contract. Schedule 3.12 identifies all Material Contracts which require the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation of the transactions contemplated herein.

                (b) Except for the Warrant Agreement and as set forth in
Schedule 3.12, as of the date of this Agreement, neither DBC nor the DBC Subsidiaries is a party to, or bound by, any oral or written:

                    (i) "material contract" as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC;

                    (ii) consulting agreement not terminable on thirty (30) days or less notice involving the payment of more than $20,000 per annum, in the case of any such agreement;

                    (iii) agreement with any officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Agreement;

                    (iv) agreement with respect to any officer providing any term of employment or compensation guarantee extending for a period longer than one year or for a payment in excess of $25,000;

                    (v) agreement or plan, including any stock option plan, stock appreciation rights plan, employee stock ownership plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                    (vi) agreement containing covenants that limit its ability to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, it may carry on its business (other than as may be required by law or any regulatory agency);

                    (vii) agreement, contract or understanding, other than this Agreement, and the Warrant Agreement, regarding the capital stock of DBC and/or Drovers Bank or committing to dispose of some or all of the capital stock or substantially all of the assets of DBC and/or Drovers Bank; or

                    (viii) collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization.

                (c) Neither DBC nor Drovers Bank is in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or Material

Contract to which it is a party or to which any of its respective properties or assets is subject.

        Section 3.13. Litigation and Governmental Directives. Except as disclosed in Schedule 3.13, (i) there is no litigation, investigation or proceeding pending, or to the Knowledge (as that term is defined below) of DBC or the DBC Subsidiaries, threatened, that involves DBC or the DBC Subsidiaries or any of their properties and that, if determined adversely, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of DBC or the DBC Subsidiaries; (ii) there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, directives, consent agreements or memoranda of understanding issued by any federal, state or local court or governmental authority or arbitration tribunal issued against or with the consent of DBC or the DBC Subsidiaries that materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of DBC or the DBC Subsidiaries or that in any manner restrict the right of DBC or the DBC Subsidiaries to carry on their businesses as presently conducted taken as a whole; and (iii) neither DBC nor the DBC Subsidiaries are aware of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to either DBC or the DBC Subsidiaries, would materially and adversely affect the consolidated condition (financial or otherwise), assets, liabilities, business, operations or future prospects of DBC or the DBC Subsidiaries or would restrict in any manner the right of DBC or the DBC Subsidiaries to carry on their businesses as presently conducted taken as a whole. All litigation (except for bankruptcy proceedings in which DBC or the DBC Subsidiaries have filed proofs of claim) in which DBC or the DBC Subsidiaries are involved as a plaintiff (other than routine collection and foreclosure suits initiated in the Ordinary Course of Business) in which the amount sought to be recovered is greater than $50,000 is identified in Schedule 3.13. In this Agreement, the terms "Knowledge of DBC or Drovers Bank" and "Knowledge of DBC and the DBC Subsidiaries" shall mean the actual knowledge of the officers of DBC or any member of the Board of Directors of DBC.

        Section 3.14. Compliance with Laws; Governmental Authorizations. Except as disclosed in Schedule 3.14 or where noncompliance would not have a material and adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of DBC or the DBC
Subsidiaries: (i) DBC and the DBC Subsidiaries are in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to DBC or the DBC Subsidiaries or to any of their properties; and (ii) all material permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of DBC or the DBC Subsidiaries as presently conducted have been duly obtained and are in full force and effect, and there are no proceedings pending or threatened which may result in the revocation, cancellation, suspension or materially adverse modification of any thereof.

        Section 3.15. Insurance. All policies of insurance relating to DBC's and DBC Subsidiaries' operations (except for title insurance policies), including without limitation all financial institutions bonds, held by or on behalf of DBC or the DBC Subsidiaries are listed in Schedule 3.15. All such policies of insurance are in full force and effect, and no notices of cancellation have been received in connection therewith.

        Section 3.16. Financial Institutions Bonds. Since January 1, 1994, Drovers Bank has continuously maintained in full force and effect one or more financial institutions bonds listed in Schedule 3.16 insuring Drovers Bank against acts of dishonesty by each of its employees. No claim has been made under any such bond and Drovers Bank is not aware of any fact or condition presently existing which might form the basis of a claim under any such bond. Drovers Bank has received no notice that its present financial institutions bond or bonds will not be renewed by its carrier on substantially the same terms as those now in effect.

        Section 3.17. Labor Relations and Employment Agreements. Neither DBC nor any of the DBC Subsidiaries are a party to or bound by any collective bargaining agreement. DBC and the DBC Subsidiaries enjoy good working relationships with their employees, and there are no labor disputes pending, or to the Knowledge of DBC or Drovers Bank threatened, that might materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or prospects of DBC or the DBC Subsidiaries. Except as disclosed in Schedule 3.17, neither DBC nor the DBC Subsidiaries have any employment contract, change of control, severance agreement, deferred compensation agreement, consulting agreement or similar obligation (including the Employment Agreement between A. Richard Pugh, Chairman, President and Chief Executive Officer of DBC, and Fulton Bank in the form of Exhibit C hereto which is being executed on the date hereof and which shall become effective at the Effective Time, an "Employment Obligation") with any director, officer, employee, agent or consultant. Except as disclosed in Schedule 3.17, as of the Effective Time (as defined in Section 9.2 herein), neither DBC nor the DBC Subsidiary will have any liability for employee termination rights arising out of any Employment Obligation.

        Section 3.18. Employee Benefit Plans. All employee benefit plans, contracts or arrangements to which DBC or the DBC Subsidiaries are a party or by which DBC or the DBC Subsidiaries are bound, including without limitation all pension, retirement, deferred compensation, savings, incentive, bonus, profit sharing, stock purchase, stock option, life insurance, death or survivor's benefit, health insurance, sickness, disability, medical, surgical, hospital, severance, layoff or vacation plans, contracts or arrangements (collectively the "DBC Benefit Plans"), but not including the Employment Obligations described in
Section 3.17, are identified in Schedule 3.18. Each of the DBC Benefit Plans which is an "employee pension benefit plan" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"; each such Plan being herein called a "DBC Pension Plan") is exempt from tax under Sections 401 and 501 of the Code and has been maintained and operated in material compliance with all applicable provisions of the Code and ERISA. No "prohibited transaction" (as such term is defined in Section 4975 of the Code or in ERISA) and not otherwise exempt under ERISA or the Code has occurred in respect of the DBC Pension Plans. There have been no material breaches of fiduciary duty by any fiduciary under or with respect to the DBC Pension Plans or any other DBC Benefit Plan which is an employee welfare benefit plan as defined in ERISA, and no claim is pending or, to the Knowledge of DBC, threatened with respect to any DBC Benefit Plan other than claims for benefits made in the Ordinary Course of Business. Neither DBC nor the DBC Subsidiaries have incurred any material penalty imposed by the Code or by ERISA with respect to the DBC Pension Plans or any other DBC Benefit Plan. There has not been any audit of any DBC Benefit Plan by the Department of Labor or the IRS.

        Section 3.19. Related Party Transactions. Except as disclosed in
Schedule 3.19, neither DBC nor any of the DBC Subsidiaries have any contract, extension of credit, business arrangement or other relationship of any kind with any of the following persons: (i) any executive officer or director (including any person who has served in such capacity since January 1, 1999) of DBC or any of the DBC Subsidiaries; (ii) any shareholder owning five percent (5%) or more of the outstanding DBC Common Stock; and (iii) any "associate" (as defined in Rule 405 under the 1933 Act) of the foregoing persons or any business in which any of the foregoing persons is an officer, director, employee or five percent (5%) or greater equity owner. Each such contract or extension of credit disclosed in Schedule 3.19, except as otherwise specifically described therein, has been made in the Ordinary Course of Business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arms' length transactions with other persons that do not involve more than a normal risk of collectability or present other unfavorable features.

        Section 3.20. No Finder. Except as disclosed in Schedule 3.20, neither DBC nor any of the DBC Subsidiaries have paid or become obligated to pay any fee or commission of any kind whatsoever to any investment banker, broker, finder, financial advisor or other intermediary for, on account of or in connection with the transactions contemplated in this Agreement.

        Section 3.21. Complete and Accurate Disclosure. Neither this Agreement (insofar as it relates to DBC, the DBC Subsidiaries, the DBC Common Stock, the DBC Subsidiaries' Common Stock, and the involvement of DBC and the DBC Subsidiaries in the transactions contemplated hereby) nor any financial statement, schedule (including without limitation its Schedules to this Agreement), certificate, or other statement or document delivered by DBC or the DBC Subsidiaries to FFC in connection herewith contains any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading.

        Section 3.22. Environmental Matters. Except as disclosed in Schedule 3.22, or as reflected, noted or adequately reserved against in the DBC Balance Sheet, to the knowledge of DBC, neither DBC nor any of the DBC Subsidiaries have any environmental contaminant, pollutant, toxic or hazardous waste or other similar substance has been generated, used, stored, processed, disposed of or discharged onto any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by DBC or any of the DBC Subsidiaries and which is required to be reflected, noted or adequately reserved against in DBC's consolidated financial statements under generally accepted accounting principles. In particular, without limiting the generality of the foregoing sentence, except as disclosed in
Schedule 3.22, neither DBC nor any of the DBC Subsidiaries have used or incorporated: (i) any materials containing asbestos in any building or other structure or improvement located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by DBC or any of the DBC Subsidiaries; (ii) any electrical transformers, fluorescent light fixtures with ballasts or other equipment containing PCB's on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by DBC or any of the DBC Subsidiaries; or (iii) any underground storage tanks for the storage of gasoline, petroleum products or other toxic or hazardous wastes or similar substances located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by DBC or any of the DBC Subsidiaries.

        Section 3.23. Proxy Statement/Prospectus. At the time the Proxy Statement/Prospectus (as defined in Section 6.1(b) herein) is mailed to the shareholders of DBC and at all times subsequent to such mailing, up to and including the Effective Time, the Proxy Statement/Prospectus (including any pre- and post-effective amendments and supplements thereto), with respect to all information relating to DBC, the DBC Subsidiaries, DBC Common Stock, the DBC Subsidiaries Common Stock and all actions taken and statements made by DBC and the DBC Subsidiaries in connection with the transactions contemplated herein (except for information provided by FFC to DBC or the DBC Subsidiaries) will:
(i) comply in all material respects with applicable provisions of the 1933 Act, and the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the applicable rules and regulations of the SEC thereunder; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact that is required to be stated therein or necessary in order (A) to make the statements therein not false or misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus which has become false or misleading.

        Section 3.24. SEC Filings. No registration statement, offering circular, proxy statement, schedule or report filed and not withdrawn by DBC or Drovers Bank with the SEC or the Federal Deposit Insurance Corporation (the "FDIC"), as applicable, under the 1933 Act or the 1934 Act, on the date of effectiveness (in the case of any registration statement or offering circular) or on the date of filing (in the case of any report or schedule) or on the date of mailing (in the case of any proxy statement), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

        Section 3.25. Reports. DBC and Drovers Bank have filed all material reports, registrations and statements that are required to be filed with the Federal Reserve Board (the "FRB"), the Federal Deposit Insurance Corporation (the "FDIC"), the Pennsylvania Department of Banking (the "Department") and any other applicable federal, state or local governmental or regulatory authorities and such reports, registrations and statements referred to in this Section

3.25 were, as of their respective dates, in compliance in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which they were filed; provided, however, that the failure to file any such report, registration, or statement or the failure of any report, registration or statement to comply with the applicable regulatory standard shall not be deemed to be a breach of the foregoing representation unless such failure has or may have a material adverse impact on DBC and the DBC Subsidiaries on a consolidated basis. DBC has furnished FFC with, or made available to FFC, copies of all such filings made in the last three fiscal years and in the period from January 1, 2000 through the date of this Agreement. DBC is required to file reports with the SEC pursuant to
Section 12 of the 1934 Act, and DBC has made all appropriate filings under the 1934 Act and the rules and regulations promulgated thereunder. The DBC Common Stock is traded on NASDAQ under the symbol "DROV."

        Section 3.26. Loan Portfolio of Drovers Bank.

                (a) Attached hereto as Schedule 3.26 is a list of (i) all outstanding commercial relationships, i.e. commercial loans, commercial loan commitments and commercial letters of credit, of Drovers Bank in excess of $3,000,000, (ii) all loans of Drovers Bank classified by Drovers Bank or any regulatory authority as "Monitor," "Substandard," "Doubtful" or "Loss," (iii) all commercial and mortgage loans of Drovers Bank classified as "non-accrual," and (iv) all commercial loans of Drovers Bank classified as "in substance foreclosed."

                (b) Drovers Bank has adequately reserved for or charged off loans in accordance with applicable regulatory requirements and Drovers Bank's reserve for loan losses is adequate in all material respects.

        Section 3.27. Investment Portfolio. Attached hereto as Schedule 3.27 is a list of all securities held by DBC and the DBC Subsidiaries for investment, showing the holder, principal amount, book value and market value of each security as of a recent date, and of all short-term investments held by it as of September 30, 2000. These securities are free and clear of all liens, pledges and encumbrances, except as shown on Schedule 3.27.

        Section 3.28. Regulatory Examinations.

                (a) Except for normal examinations conducted by a regulatory agency in the Ordinary Course of Business, no regulatory agency has initiated any proceeding or investigation into the business or operations of DBC or any of the DBC Subsidiaries. Neither DBC nor any of the DBC Subsidiaries have received any objection from any regulatory agency to DBC's or any of the DBC Subsidiaries' response to any violation, criticism or exception with respect to any report or statement relating to any examinations of DBC and any of the DBC Subsidiaries which would have a materially adverse effect on DBC and any of the DBC Subsidiaries on a consolidated basis.

                (b) Neither DBC nor any of the DBC Subsidiaries are required to divest any assets currently held by it or discontinue any activity currently conducted as a result of the Federal Deposit Insurance Corporation Improvement Act of 1991, any regulations promulgated thereunder, or otherwise which would have a materially adverse effect on DBC and any of the DBC Subsidiaries on a consolidated basis.

        Section 3.29. Beneficial Ownership of FFC Common Stock. DBC and the DBC Subsidiaries do not, and prior to the Effective Time, DBC and the DBC Subsidiaries will not, own beneficially (within the meaning of SEC Rule 13-d-3(d)(1)) more than five percent (5%) of the outstanding shares of FFC Common Stock.

        Section 3.30. Fairness Opinion. DBC's Board of Directors has received a written opinion from Sandler O'Neill & Partners, L.P., a copy of which has been furnished to FFC to be confirmed in writing prior to the publication of the Proxy Statement/Prospectus (a copy of such confirming written opinion being provided simultaneously to FFC at the time of receipt), to the effect that the Conversion Ratio, at the time of execution of this Agreement, is fair to DBC's shareholders from a financial point of view.

                ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF FFC

        FFC represents and warrants to DBC, as of the date of this Agreement and as of the date of the Closing, as follows:

        Section 4.1. Authority. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been authorized by the Board of Directors of FFC, and no other corporate action on the part of FFC is necessary to authorize this Agreement or the consummation by FFC of the transactions contemplated herein. This Agreement has been duly executed and delivered by FFC and, assuming due authorization, execution and delivery by DBC, constitutes a valid and binding obligation of FFC. The execution, delivery and consummation of this Agreement will not constitute a violation or breach of or default under the Articles of Incorporation or Bylaws of FFC or any statute, rule, regulation, order, decree, directive, agreement, indenture or other instrument to which FFC is a party or by which FFC or any of its properties are bound.

        Section 4.2. Organization and Standing. FFC is a business corporation that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. FFC is a registered financial holding company under the BHC Act and has full power and lawful authority to own and hold its properties and to carry on its present business.

        Section 4.3. Capitalization. The authorized capital of FFC consists exclusively of 400,000,000 shares of FFC Common Stock and 10,000,000 shares of preferred stock without par value (the "FFC Preferred Stock"). As of December 23, 2000, there were 71,924,771 shares of FFC Common Stock validly issued, outstanding, fully paid and non-assessable and 899,668 shares are held as treasury shares. No shares of FFC Preferred Stock have been issued as of the date of this Agreement, and FFC has no present intention to issue any shares of FFC Preferred Stock. As of December 23, 2000, there are no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of FFC Common Stock or shares of FFC Preferred

Stock and there are no outstanding securities or other instruments of any kind convertible into shares of FFC Common Stock or into shares of FFC Preferred Stock, except as follows: (i) 1,778,808 shares of FFC Common Stock were issuable upon the exercise of outstanding stock options granted under the FFC Incentive Stock Option Plan and the FFC Employee Stock Purchase Plan and (ii) there were outstanding 71,924,771 Rights representing the right under certain circumstances to purchase shares of FFC Common Stock pursuant to the terms of a Shareholder Rights Agreement, dated June 20, 1989, as amended and restated as of April 27, 1999 ("the FFC Shareholder Rights Agreement"), entered into between FFC and Fulton Bank and (iii) shares of FFC Common Stock reserved from time to time for issuance pursuant to FFC's Employee Stock Purchase and Dividend Reinvestment Plans. All shares of FFC Common Stock that are issued in the Merger shall include purchase Rights under the FFC Shareholder Rights Agreement unless, prior to the Effective Date, all Rights issued under said Agreement shall have been redeemed by FFC without a Distribution Date having occurred under such Agreement.

        Section 4.4. Articles of Incorporation and Bylaws. The copies of the Articles of Incorporation, as amended, and of the Bylaws, as amended, of FFC that have been delivered to DBC are true, correct and complete.

        Section 4.5. Subsidiaries. Schedule 4.5 contains a list of all subsidiaries ("Subsidiaries") which FFC owns, directly or indirectly. Except as otherwise disclosed on Schedule 4.5: (i) FFC owns, directly or indirectly, all of the outstanding shares of capital stock of each Subsidiary, and (ii) as of the date of this Agreement: (A) there are no outstanding obligations, options or rights of any kind entitling persons (other than FFC or any Subsidiary) to acquire shares of capital stock of any Subsidiary, and (B) there are no outstanding securities or other instruments of any kind held by persons (other than FFC or any Subsidiary) that are convertible into shares of capital stock of any Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction pursuant to which it is incorporated. Each Subsidiary has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted. Each Subsidiary which is a banking institution is an insured bank under the provisions of the FDI Act.

        Section 4.6. Financial Statements. FFC has delivered to DBC the following financial statements: Consolidated Balance Sheets at December 31, 1999 and 1998 and Consolidated Statements of Income, Consolidated Statements of Shareholders' Equity, and Consolidated Statements of Cash Flows for the years ended December 31, 1999, 1998 and 1997, certified by Arthur Andersen LLP and set forth in the Annual Report to the shareholders of FFC for the year ended December 31, 1999 and Consolidated Balance Sheets as of September 30, 2000, Consolidated Statements of Income for the three-month and nine-month periods ended September 30, 2000, and Consolidated Statements of Cash Flows for the nine-months ended September 30, 2000 and 1999, as filed with the SEC in a Quarterly Report on Form 10-Q (the Consolidated Balance Sheet as of September 30, 2000 being hereinafter referred to as the "FFC Balance Sheet"). Each of the foregoing financial statements fairly presents the consolidated financial position, assets, liabilities and results of operations of FFC at their respective dates and for the respective periods then ended and has been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise noted in a footnote thereto.

        Section 4.7. Absence of Undisclosed Liabilities. Except as disclosed in
Schedule 4.7 or as reflected, noted or adequately reserved against in the FFC Balance Sheet, at September 30, 2000 FFC had no material liabilities (whether accrued, absolute, contingent or otherwise) which were required to be reflected, noted or reserved against in the FFC Balance Sheet under generally accepted accounting principles. Except as described in Schedule 4.7, since September 30, 2000 FFC has not incurred any such liability other than liabilities of the same nature as those set forth in the FFC Balance Sheet, all of which have been reasonably incurred in the ordinary course of business.

        Section 4.8. Absence of Changes; Dividends, Etc. Since September 30, 2000 (a) there has not been any material and adverse change in the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC and the FFC Subsidiaries on a consolidated basis and (b) except as disclosed in Schedule 4.8, FFC has not declared, set aside, made or paid any dividend or other distribution in respect of the FFC Common Stock, or purchased, issued or sold any shares of FFC Common Stock or the FFC Subsidiaries Common Stock.

        Section 4.9. Litigation and Governmental Directives. Except as disclosed in Schedule 4.9: (i) there is no litigation, investigation or proceeding pending, or to the knowledge of FFC threatened, that involves FFC or its properties and that, if determined adversely to FFC, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC; (ii) there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, directives, consent agreements or memoranda of understanding issued by any federal, state or local court or governmental authority or of any arbitration tribunal against FFC which materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC or restrict in any manner the right of FFC to carry on its business as presently conducted; and
(iii) FFC is not aware of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to FFC, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC or restrict in any manner the right of FFC to carry on its business as presently conducted.

        Section 4.10. Compliance with Laws; Governmental Authorizations. Except as disclosed in Schedule 4.10 or where noncompliance would not have a material and adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC: (i) FFC and each of its Subsidiaries are in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to their respective operations and properties; and (ii) all permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the respective businesses of FFC and each of its Subsidiaries as presently conducted have been duly obtained and are in full force and effect, and there are no proceedings pending or threatened which may result in the revocation, cancellation, suspension or materially adverse modification of any thereof.

        Section 4.11. Complete and Accurate Disclosure. Neither this Agreement (insofar as it relates to FFC, FFC Common Stock, and the involvement of FFC in the transactions contemplated hereby) nor any financial statement, schedule (including, without limitation, its Schedules to this Agreement), certificate or other statement or document delivered by FFC to DBC in connection herewith contains any statement which, at the time and under the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading. In particular, without limiting the generality of the foregoing sentence, the information provided and the representations made by FFC to DBC in connection with the Registration Statement (as defined in Section 6.1(b)), both at the time such information and representations are provided and made and at the time of the Closing, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order (i) to make the statements made not false or misleading, or (ii) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading.

        Section 4.12. Labor Relations. Neither FFC nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement. FFC and each of its Subsidiaries enjoy good working relationships with their employees, and there are no labor disputes pending, or to the knowledge of FFC or any Subsidiary threatened, that might materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or prospects of FFC.

        Section 4.13. Employee Benefits Plans. FFC's contributory profit-sharing plan, defined benefits pension plan and 401(k) plan (hereinafter collectively referred to as the "FFC Pension Plans") are exempt from tax under Sections 401 and 501 of the Code, have been maintained and operated in compliance with all applicable provisions of the Code and ERISA, are not subject to any accumulated funding deficiency within the meaning of ERISA and the regulations promulgated thereunder, and do not have any outstanding liability to the Pension Benefit Guaranty Corporation (the "PBGC"). No "prohibited transaction" or "reportable event" (as such terms are defined in the Code or ERISA) has occurred with respect to the FFC Pension Plans or any other employee benefit plan to which FFC or any of its subsidiaries are a party or by which FFC or any of its subsidiaries are bound (each hereinafter called an "FFC Benefit Plan"). There have been no breaches of fiduciary duty by any fiduciary under or with respect to the FFC Pension Plans or any other FFC Benefit Plan, and no claim is pending or threatened with respect to any FCC Benefit Plan other than claims for benefits made in the Ordinary Course of Business. Neither FCC or any of its subsidiaries have incurred any liability for any tax imposed by Section 4975 of the Code or for any penalty imposed by the Code or by ERISA with respect to the FFC Pension Plans or any other FFC Benefit Plan. There has not been any audit of any FCC Benefit

Plan by the Department of Labor, the IRS or the PBGC since 1990.

        Section 4.14. Environmental Matters. Except as disclosed in Schedule
4.14 or as reflected, noted or adequately reserved against in the FFC Balance Sheet, FFC has no material liability relating to any environmental contaminant, pollutant, toxic or hazardous waste or other similar substance that has been used, generated, stored, processed, disposed of or discharged onto any of the real estate now or previously owned or acquired (including without limitation real estate acquired by means of foreclosure or other exercise of any creditor's right) or leased by FFC and which is required to be reflected, noted or adequately reserved against in FFC's consolidated financial statements under generally accepted accounting principles.

        Section 4.15. SEC Filings. No registration statement, offering circular, proxy statement, schedule or report filed and not withdrawn by FFC with the SEC under the 1933 Act or the 1934 Act, on the date of effectiveness (in the case of any registration statement or offering circular) or on the date of filing (in the case of any report or schedule) or on the date of mailing (in the case of any proxy statement), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        Section 4.16. Proxy Statement/Prospectus. At the time the Proxy Statement/Prospectus (as defined in Section 6.1(b)) is mailed to the shareholders of DBC and at all times subsequent to such mailing, up to and including the Effective Time, the Proxy Statement/Prospectus (including any pre- and post-effective amendments and supplements thereto), with respect to all information relating to FFC, FFC Common Stock, and actions taken and statements made by FFC in connection with the transactions contemplated herein (other than information provided by DBC or Drovers Bank to FFC), will: (i) comply in all material respects with applicable provisions of the 1933 Act and 1934 Act and the pertinent rules and regulations thereunder; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact that is required to be stated therein or necessary in order (A) to make the statements therein not false or misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus which has become false or misleading.

        Section 4.17. Regulatory Approvals. FFC is not aware of any reason why any of the required regulatory approvals to be obtained in connection with the Merger should not be granted by such regulatory authorities or why such regulatory approvals should be conditioned on any requirement which would be a significant impediment to FFC's ability to carry on its business.

        Section 4.18. No Finder. FFC has not paid or become obligated to pay any fee or commission of any kind whatsoever to any broker, finder, advisor or other intermediary for, on account of, or in connection with the transactions contemplated in this Agreement.

        Section 4.19. Taxes. FFC has filed, or has received extension for filing, all federal, state, county, municipal and foreign tax returns, reports and declarations which are required to be filed by it as of September 30, 1999. Except as disclosed in Schedule 4.19, (i) FFC has paid all taxes, penalties and interest which have become due pursuant thereto or which became due pursuant to federal, state, county, municipal or foreign tax laws applicable to the periods covered by the foregoing tax returns, and (ii) FFC has not received any notice of deficiency or assessment of additional taxes. Except as disclosed in Schedule 4.19, the accruals and reserves reflected in the FFC Balance Sheet are adequate to cover all material taxes (including interest and penalties, if any, thereon) that are payable or accrued as a result of FFC's consolidated operations for all periods prior to the date of such Balance Sheet.

        Section 4.20. Title to and Condition of Assets. FFC has good and marketable title to all material consolidated real and personal properties and assets reflected in the FFC Balance Sheet or acquired subsequent to September 30, 2000 (other than property and assets disposed of in the Ordinary Course of Business), free and clear of all liens or encumbrances of any kind whatsoever; provided, however, that the representations and warranties contained in this sentence do not cover liens or encumbrances that: (i) are reflected in the FFC Balance Sheet; (ii) represent liens of current taxes not yet due or which, if due, may be paid without penalty, or which are being contested in good faith by appropriate proceedings; and (iii) represent such imperfections of title, liens, encumbrances, zoning requirements and easements, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present or proposed use, of the properties and assets subject thereto.

        Section 4.21. Contracts. All FFC Material Contracts are enforceable against FFC, and FFC has in all material respects performed all obligations required to be performed by it to date and is not in default in any material respect. "FFC Material Contracts" shall be defined as each written or oral contract entered into by FFC (other than contracts with customers reasonably entered into by FFC in the Ordinary Course of Business) which involves aggregate payments or receipts in excess of $100,000 per year, including without limitation every employment contract, employee benefit plan, agreement, lease, license, indenture, mortgage and other commitment to which either FFC or FFC Subsidiaries are a party or by which FFC or any of the FFC Subsidiaries or any of their properties may be bound.

        Section 4.22. Insurance. All policies of insurance covering operations of FFC which are, in the aggregate, material (except for title insurance policies), including without limitation all financial institutions bonds, held by or on behalf of FFC are in full force and effect, and no notices of cancellation have been received in connection therewith.

        Section 4.23. Reports. FFC has filed all material reports, registrations and statements that are required to be filed with the FRB, the FDIC, the Department, and any other applicable federal, state or local governmental or regulatory authorities and such reports, registrations and statements referred to in this Section 4.23 were, as of their respective dates, in compliance in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which they were filed; provided, however, that the failure to file any such report, registration or statement or the failure of any report, registration or statement to comply with the applicable regulatory standard shall not be deemed to be a breach of the foregoing representation unless such failure has or may have a material adverse impact on FFC and the FFC Subsidiaries on a consolidated basis. FFC has furnished DBC with, or made available to DBC, copies of all such filings made in the last three fiscal years and in the period from January 1, 2000 to the date of this Agreement. FFC is required to file reports with the SEC pursuant to Section 12 of the 1934 Act, and FFC has made all appropriate filings under the 1934 Act and the rules and regulations promulgated thereunder. The FFC Common Stock is traded on NASDAQ under the symbol "FULT."

                           ARTICLE V. COVENANTS OF DBC

        From the date of this Agreement until the Effective Time, DBC covenants and agrees to do, and shall cause the DBC Subsidiaries to do, the following:

        Section 5.1. Conduct of Business. Except as otherwise consented to by FFC in writing which consent will not be unreasonably withheld or delayed, DBC and the DBC Subsidiaries shall: (i) use all reasonable efforts to carry on their respective businesses in, and only in, the Ordinary Course of Business; (ii) use all reasonable efforts to preserve their present business organizations, to retain the services of their present officers and employees, and to maintain their relationships with customers, suppliers and others having business dealings with DBC or any of the DBC Subsidiaries; (iii) maintain all of their structures, equipment and other real property and tangible personal property in good repair, order and condition, except for ordinary wear and tear and damage by unavoidable casualty; (iv) use all reasonable efforts to preserve or collect all material claims and causes of action belonging to DBC or any of the DBC Subsidiaries; (v) keep in full force and effect all insurance policies now carried by DBC or any of the DBC Subsidiaries; (vi) perform in all material respects each of their obligations under all Material Contracts (as defined in Section 3.12 herein) to which DBC or any of the DBC Subsidiaries are a party or by which any of them may be bound or which relate to or affect their properties, assets and business; (vii) maintain their books of account and other records in the Ordinary Course of Business; (viii) comply in all material respects with all statutes, laws, ordinances, rules and regulations, decrees, orders, consent agreements, memoranda of understanding and other federal, state, and local governmental directives applicable to DBC or any of the DBC Subsidiaries and to the conduct of their businesses; (ix) not amend DBC's or any of the DBC Subsidiaries' Articles of Incorporation or Bylaws; (x) not enter into or assume any Material Contract, incur any material liability or obligation, or make any material commitment, except in the Ordinary Course of Business; (xi) not make any material acquisition or disposition of any properties or assets (except for acquisitions or dispositions of properties or assets which do not exceed, in any case, $100,000), or subject any of their properties or assets to any material lien, claim, charge, or encumbrance of any kind whatsoever; (xii) not knowingly take or permit to be taken any action which would constitute or cause a material breach of any representation, warranty or covenant set forth in this Agreement as of or subsequent to the date of this Agreement or as of the Effective Date;
(xiii) except as permitted in Section 5.10 herein, not declare, set aside or pay any dividend or make any other distribution in respect of DBC Common Stock;
(xiv) not authorize, purchase (other than open market purchases to obtain DBC Common Stock or issuance of shares for distribution pursuant to DBC's dividend reinvestment plan or employee stock purchase plan prior to January 5, 2001 and issuance of stock options to acquire shares of DBC Common Stock to certain of DBC's directors in the first quarter of 2001 in consideration for deferred directors fees, pursuant to the provisions of the Drovers Bancshares Corporation 1999 Non-Employee Directors Stock Option Plan), redeem, issue (except upon the exercise of outstanding options under the DBC Stock Option Plans) or sell (or grant options or rights to purchase or sell) any shares of DBC Common Stock or any other equity or debt securities of DBC (other than the distribution, under DBC's dividend reinvestment plan, of shares acquired in open market purchases, or the Warrant or the DBC Common Stock issuable under the Warrant); (xv) not increase the rate of compensation of, pay a bonus or severance compensation to, establish or amend any DBC Benefit Plan, except as required by law (as defined in Section 3.18 herein) for, or enter into or amend any Employment Obligation (as defined in Section 3.17 herein) with any officer, director, employee or consultant of DBC or any of the DBC Subsidiaries, except that DBC and the DBC Subsidiaries may grant reasonable salary increases and bonuses to their officers and employees in the Ordinary Course of Business to the extent consistent with their past practice, and are consistent, in magnitude and otherwise, with the past practices of DBC and the DBC Subsidiaries; (xvi) not enter into any related party transaction of the kind contemplated in Section 3.19 herein except in the Ordinary Course of Business consistent with past practice (as disclosed on Schedule 3.19); (xvii) in determining the additions to loan loss reserves and the loan write-offs, writedowns and other adjustments that reasonably should be made by Drovers Bank during the fiscal year ending December 31, 2000, DBC and the DBC Subsidiaries shall consult with FFC and shall act in accordance with generally accepted accounting principles and DBC's and the DBC Subsidiaries' customary business practices; (xviii) file with appropriate federal, state, local and other governmental agencies all tax returns and other material reports required to be filed, pay in full or make adequate provisions for the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due on tax returns or by any taxing authorities and report all information on such returns truthfully, accurately and completely; (xix) not renew any existing contract for services, goods, equipment or the like or enter into, amend in any material respect or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) that is or may reasonably be expected to have a material adverse effect on DBC and the DBC Subsidiaries except in the Ordinary Course of Business consistent with past practice; (xx) except as permitted by (xi) above, not make any capital expenditures other than in the Ordinary Course of Business or as necessary to maintain existing assets in good repair; (xxi) except as permitted by (xi) above, not make application for the opening or closing of any, or open or close any, branches or automated banking facility; (xxii) not make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the Ordinary Course of Business consistent with customary banking practice; or (xxiii) not take any other action similar to the foregoing which would have the effect of frustrating the purposes of this Agreement or the Merger or cause the Merger not to qualify for pooling-of-interests accounting treatment or as a tax- free reorganization under
Section 368 of the Code.

        Section 5.2. Best Efforts. DBC and the DBC Subsidiaries shall cooperate with FFC and shall use their best efforts to do or cause to be done all things necessary or appropriate on its part in order to fulfill the conditions precedent set forth in Article VII of this Agreement and to consummate the transactions contemplated by this Agreement, including the Merger and the Restructuring. In particular, without limiting the generality of the foregoing sentence, DBC and the DBC Subsidiaries shall: (i) cooperate with FFC in the preparation of all required applications for regulatory approval of the transactions contemplated by this Agreement and in the preparation of the Registration Statement (as defined in Section 6.1(b)); and (ii) cooperate with FFC in making DBC's and the DBC Subsidiaries' employees reasonably available for training by FFC at DBC's and the DBC Subsidiaries' facilities prior to the Effective Time, to the extent that such training is deemed reasonably necessary by FFC to ensure that DBC's and the DBC Subsidiaries' facilities will be properly operated in accordance with FFC's policies after the Merger.

        Section 5.3. Access to Properties and Records. DBC and the DBC Subsidiaries shall give to FFC and its authorized employees and representatives (including without limitation its counsel, accountants, economic and environmental consultants and other designated representatives) such access during normal business hours to all properties, books, contracts, documents and records of DBC and the DBC Subsidiaries as FFC may reasonably request, subject to the obligation of FFC and its authorized employees and representatives to maintain the confidentiality of all nonpublic information concerning DBC and the DBC Subsidiaries obtained by reason of such access and subject to applicable law.

        Section 5.4. Subsequent Financial Statements. Between the date of signing of this Agreement and the Effective Time, DBC and the DBC Subsidiaries shall promptly prepare and deliver to FFC as soon as practicable all internal monthly and quarterly financial statements, all quarterly and annual reports to shareholders and all reports to regulatory authorities prepared by or for either DBC or any of the DBC Subsidiaries (including, without limitation, delivery of DBC's audited annual financial statements for 2000 as soon as they are available) (which additional financial statements and reports are hereinafter collectively referred to as the "Additional DBC Financial Statements"). The representations and warranties set forth in Sections 3.6, 3.7 and 3.8 shall apply to the Additional DBC Financial Statements.

        Section 5.5. Update Schedules. DBC or any of the DBC Subsidiaries shall promptly disclose to FFC in writing any material change, addition, deletion or other modification to the information set forth in its Schedules hereto.

        Section 5.6. Notice. DBC or any of the DBC Subsidiaries shall promptly notify FFC in writing of any actions, claims, investigations, proceedings or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to FFC in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could materially and adversely affect the condition (financial or otherwise), assets, liabilities, business operations or future prospects of DBC or any of the DBC Subsidiaries or restrict in any manner their ability to carry on their respective businesses as presently conducted.

        Section 5.7. No Solicitation.

                (a) DBC and the DBC Subsidiaries shall not, and shall not authorize or permit any of their officers, directors or employees or any investment banker, financial advisor or attorney to initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, provided, however, that if, at any time the Board of Directors of DBC determines in good faith, based on the written advice of outside counsel, that failure to do so would be reasonably likely to constitute a breach of its fiduciary duties under applicable law, DBC, in response to a written Acquisition Proposal that
(i) was unsolicited or that did not otherwise result from a breach of this Section, and (ii) is reasonably likely to lead to a Superior Proposal, may (x) furnish non-public information with respect to DBC or the DBC Subsidiaries to the person who made such Acquisition Proposal pursuant to a customary confidentiality agreement and (y) participate in negotiations regarding such Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director or officer of DBC or any of the DBC Subsidiaries or any investment banker, financial advisor, attorney, accountant, or other representative of DBC or any of the DBC Subsidiaries, whether or not acting on behalf of DBC or any of its subsidiaries, shall be deemed to be a breach of this Section by DBC.

                (b) DBC shall call a meeting of its shareholders to be held as promptly as practicable for the purpose of voting upon this Agreement and shall take, in good faith, all actions which are necessary or appropriate on its part in order to secure the approval of this Agreement by its shareholders at the meeting, including recommending the approval of this Agreement by DBC's shareholders; provided, however, that DBC's Board of Directors shall not be required to take any action otherwise required by this sentence that it has determined in good faith, based on the advice of outside counsel, would be reasonably likely to constitute a breach of its fiduciary duties under applicable law.

                (c) The Board of Directors of DBC shall not (1) fail to recommend this Agreement, withdraw or modify, or propose to withdraw or modify, in a manner adverse to FFC, its approval or recommendation of this Agreement or the Merger unless there is an Acquisition Proposal outstanding, (2) approve or recommend, or propose to approve or recommend, an Acquisition Proposal or (3) cause DBC to enter into any letter of intent, agreement in principle, acquisition agreement or other agreement with respect to an Acquisition Proposal unless (x) the Board of Directors of DBC shall have determined in good faith, based on the written advice of outside counsel, that failure to do so would be reasonably likely to constitute a breach of its fiduciary duties under applicable law and (y) the applicable Acquisition Proposal is a Superior Proposal.

                (d) Nothing contained in this Section shall prohibit DBC from at any time taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Securities Exchange Act of 1934, as amended, provided, however, that neither DBC nor its Board of Directors shall, except as permitted by paragraph (b) of this section, propose to approve or recommend, an Acquisition Proposal.

                (e) DBC shall promptly (but in any event within one day) advise FFC orally and in writing of any Acquisition Proposal or any inquiry regarding the making of an Acquisition Proposal including any request for information, the material terms and conditions of such request, Acquisition Proposal or inquiry and the identity of the person making such request, Acquisition Proposal or inquiry. DBC will, to the extent reasonably practicable, keep FFC fully informed of the status and details (including amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

                (f) (i) In the event the Board of Directors of DBC takes any of the actions set forth in clauses (1), (2) and/or (3) of Section 5.7(c) in compliance with the standards in (x) and (y) therein, such action shall allow termination of this Agreement by FFC under Section 8.1(b)(iii) herein which shall be treated in the same manner as termination under Section 8.1(a) herein and shall allow exercise of the Warrant. In the event the Board of Directors of DBC takes any of the actions set forth in clauses (1), (2) and/or (3) of Section 5.7(c) without compliance with the standards in (x) and (y) therein, such action shall constitute a breach allowing termination of this Agreement by FFC under
Section 8.1(c)(iii) herein which shall be treated in the same manner as termination by FFC under Section 8.1(b)(i) herein and shall allow exercise of the Warrant.

                    (ii) This Agreement may be terminated by DBC prior to the shareholders meeting of DBC if (A) the Board of Directors of DBC shall have determined in good faith based on the advice of outside counsel that failure to do so would be reasonably likely to constitute a breach of its fiduciary duties to DBC's shareholders under applicable law, (B) it is not in breach of its obligations under this Section 5.7 in any material respect and has complied with, and continues to comply with, all requirements and procedures of this
Section 5.7 in all material respects and has authorized, subject to complying with the terms of this Agreement, DBC to enter into a binding written agreement for a transaction that constitutes a Superior Proposal and DBC notifies FFC in writing that it intends to enter into such agreement, attaching the most current version of such agreement to such notice; (C) FFC does not make, within five (5) business days after receipt of DBC's written notice of its intention to enter into a binding agreement for a Superior Proposal, any offer that the Board of Directors reasonably and in good faith determines, after consultation with its financial and legal advisors, is at least as favorable to the shareholders of DBC as the Superior Proposal and during such period DBC reasonably considers and discusses in good faith all proposals submitted by FFC and, without limiting the foregoing, meets with, and causes its financial and legal advisors to meet with, FFC and its advisors from time to time as required by FFC to consider and discuss in good faith FFC's proposals, and (D) prior to DBC's termination pursuant to this Section 5.7(f)(ii), DBC confirms in writing that such termination allows exercise of the Warrant. DBC agrees (x) that it will not enter into a binding agreement referred to in clause (B) above until at least the five (5) business days after FFC has received the notice to FFC required by clause (B) and (y) to notify FFC promptly if its intention to enter into a binding agreement referred to in its notice to FFC shall change at any time after giving such notice.

                (g) For the purpose of this Section 5.7:

                    (i) "Acquisition Proposal" shall mean a written proposal or written offer (other than by another party hereto) for a tender or exchange offer for securities of DBC or any of the DBC Subsidiaries, or a merger, consolidation or other business combination involving an acquisition of DBC or any of the DBC Subsidiaries or any proposal to acquire in any manner a substantial equity interest in or a substantial portion of the assets of DBC or any of the DBC Subsidiaries.

                    (ii) A "Superior Proposal" shall be an Acquisition Proposal that the Board of Directors of DBC believes in good faith (after consultation with its financial advisor) is reasonably capable of being completed, taking into account all relevant legal, financial, regulatory and other aspects of the Acquisition Proposal and the source of its financing, on the terms proposed and, believes in good faith (after consultation with its financial advisor and after taking into account the strategic benefits anticipated to be derived from the Merger and the long-term prospects of DBC and the DBC Subsidiaries as a combined company), would, if consummated, result in a transaction more favorable to the shareholders of DBC from a financial point of view, than the transactions contemplated by this Agreement and believes in good faith (after consultation with its financial advisor) that the person making such Acquisition Proposal has, or is reasonably likely to have or obtain, any necessary funds or customary commitments to provide any funds necessary to consummate such Acquisition Proposal.

        Section 5.8. Affiliate Letters. DBC shall use its best efforts to deliver or cause to be delivered to FFC, at or before the Closing, a letter from each of the officers and directors of DBC (and shall use its best efforts to obtain and deliver such a letter from each shareholder of DBC) who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) of DBC, in form and substance satisfactory to FFC, under the terms of which each such officer, director or shareholder acknowledges and agrees to abide by all limitations imposed by the 1933 Act and by all rules, regulations and releases promulgated thereunder by the SEC with respect to the sale or other disposition of the shares of FFC Common Stock to be received by such person pursuant to this Agreement.

        Section 5.9. No Purchases or Sales of FFC Common Stock During Price Determination Period. DBC and the DBC Subsidiaries shall not, and shall use their best efforts to ensure that their executive officers and directors do not, and shall use their best efforts to ensure that each shareholder of DBC who may be deemed an "affiliate" (as defined in SEC Rules 145 and 405) of DBC does not, purchase or sell on NASDAQ, or submit a bid to purchase or an offer to sell on NASDAQ, directly or indirectly, any shares of FFC Common Stock or any options, rights or other securities convertible into shares of FFC Common Stock during the Price Determination Period.

        Section 5.10. Dividends. DBC shall not declare or pay a cash dividend on the DBC Common Stock;

provided, however, that DBC may declare and pay a dividend on the DBC Common Stock on each of (i) March 30, 2001 in the amount of $.13 per share, (ii) June 29, 2001 in the amount of $.14 per share, provided that the Effective Date does not occur (or is not expected to occur) on or before the record date for the dividend on the FFC Common Stock scheduled to be paid on July 15, 2001; (iii) September 28, 2001 in the amount of $.14 per share, provided that the Effective Date does not occur (or is not expected to occur) on or before the record date for the dividend on the FFC Common Stock scheduled to be paid on October 15, 2001 (it being the intent of FFC and DBC that DBC be permitted to pay a dividend on the DBC Common Stock on the dates indicated in subsections (ii), (iii) and
(iv) above only if the shareholders of DBC, upon becoming shareholders of FFC, would not be entitled to receive a dividend on the FFC Common Stock on the payment dates indicated in such subsections).

        Section 5.11. Accounting Treatment. DBC acknowledges that FFC intends to treat the Merger as a "pooling-of-interest" for financial reporting purposes. DBC shall not take (and shall use its best efforts not to permit any of the directors, officers, employees, stockholders, agents, consultants or other representatives of DBC to take) any action that would preclude FFC from treating such business combination as a "pooling-of-interests" for financial reporting purposes.

                         ARTICLE VI.  COVENANTS OF FFC

        From the date of this Agreement until the Effective Time, or until such later date as may be expressly stipulated in any Section of this Article VI, FFC covenants and agrees to do the following:

        Section 6.1. Best Efforts. FFC shall cooperate with DBC and the DBC Subsidiaries and shall use its best efforts to do or cause to be done all things necessary or appropriate on its part in order to fulfill the conditions precedent set forth in Article VII of this Agreement and to consummate the transactions contemplated by this Agreement, including the Merger and the Restructuring. In particular, without limiting the generality of the foregoing sentence, FFC agrees to do the following:

                (a) Applications for Regulatory Approval: FFC shall promptly prepare and file, with the cooperation and assistance of (and after review by) DBC and its counsel and accountants, all required applications for regulatory approval of the transactions contemplated by this Agreement, including without limitation applications for approval under the BHC Act, the Pennsylvania Banking Code of 1965, as amended and the Federal Deposit Insurance Act, as amended.

                (b) Registration Statement: FFC shall promptly prepare, with the cooperation and assistance of (and after review by) DBC and its counsel and accountants, and file with the SEC a registration statement (the "Registration Statement") for the purpose of registering the shares of FFC Common Stock to be issued to shareholders of DBC under the provisions of this Agreement and a proxy statement and prospectus which is prepared as a part thereof (the "Proxy Statement/Prospectus") for the purpose of registering the shares of FFC's Common Stock to be issued to the shareholders of DBC, and the soliciting of the proxies of DBC's shareholders in favor of the Merger, under the provisions of this Agreement. FFC may rely upon all information provided to it by DBC and Drovers Bank in this connection and FFC shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Registration Statement, or in the Proxy Statement/Prospectus, if such statement is made by FFC in reliance upon any information provided to FFC by DBC or the DBC Subsidiaries or by any of their officers, agents or representatives.

                (c) State Securities Laws: FFC, with the cooperation and assistance of DBC and its counsel and accountants, shall promptly take all such actions as may be necessary or appropriate in order to comply with all applicable securities laws of any state having jurisdiction over the transactions contemplated by this Agreement.

                (d) Stock Listing: FFC, with the cooperation and assistance of DBC and its counsel and accountants, shall promptly take all such actions as may be necessary or appropriate in order to list the shares of FFC Common Stock to be issued in the Merger on NASDAQ.


                (e) Adopt Amendments: FFC shall not adopt any amendments to its charter or bylaws or other organizational documents that would alter the terms of FFC's Common Stock or could reasonably be expected to have a material adverse effect on the ability of FFC to perform its obligations under this Agreement.


                (f) Tax Treatment. FFC shall take no action which would have the effect of causing the Merger not to qualify as a tax-free reorganization under Section 368 of the Code.


        Section 6.2. Access to Properties and Records. FFC shall give to DBC and to its authorized employees and representatives (including without limitation DBC's counsel, accountants, economic and environmental consultants and other designated representatives) such access during normal business hours to all properties, books, contracts, documents and records of FFC as DBC may reasonably request, subject to the obligation of DBC and its authorized employees and representatives to maintain the confidentiality of all nonpublic information concerning FFC obtained by reason of such access.

        Section 6.3. Subsequent Financial Statements. Between the date of signing of this Agreement and the Effective Time, FFC shall promptly prepare and deliver to DBC as soon as practicable each Quarterly Report to FFC's shareholders and any Annual Report to FFC's shareholders normally prepared by FFC. The representations and warranties set forth in Sections 4.6, 4.7 and 4.8 herein shall apply to the financial statements (hereinafter collectively referred to as the "Additional FFC Financial Statements") set forth in the foregoing Quarterly Reports and any Annual Report to FFC's shareholders.

        Section 6.4. Update Schedules. FFC shall promptly disclose to DBC in writing any change, addition, deletion or other modification to the information set forth in its Schedules to this Agreement.

        Section 6.5. Notice. FFC shall promptly notify DBC in writing of any actions, claims, investigations or other developments which, if pending or in existence on the date of this

Agreement, would have been required to be disclosed to DBC in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC or restrict in any manner the right of FFC to carry on its business as presently conducted.

        Section 6.6. Employment Arrangements.

                (a) From and after the Effective Time, (i) FFC, Fulton Bank, Advisors or another subsidiary of FFC (the "FFC Employers") shall: (A) to satisfy each of the Employment Obligations (as defined in Section 3.17 herein),
(B) use its best efforts to retain each present full-time employee of DBC and the DBC Subsidiaries at such employee's current position (or, if offered to, and accepted by, an employee, a position for which the employee is qualified with the FFC Employers at a salary commensurate with the position), (C) pay compensation to each person who was employed as of the Effective Time and who continues to be employed by the FFC Employers on and after the Effective Time, that is at least equal to the aggregate compensation that such person was receiving from DBC or the DBC Subsidiaries prior to the Effective Time (unless there is a material change in the duties and responsibilities of such employee),
(ii) in the event that the FFC Employers shall continue to employ officers or employees of DBC and the DBC Subsidiaries as of the Effective Time, the FFC Employers shall employ such persons on the Effective Time as "at will" employees, and (iii) in the event the FFC Employers are not willing to employ, or terminate the employment (other than as a result of unsatisfactory performance of their respective duties and provided that a requirement to regularly perform duties at a location which is more than 25 miles from both an employee's principal place of employment with DBC and Drovers Bank and his residence as of the date of this Agreement may be treated as a termination of employment of such employee) of any officers or employees of DBC or the DBC Subsidiaries as of the Effective Time, the FFC Employers shall pay severance benefits to such employee (other than employees who receive payments under an Employment Obligation) as follows: (A) in the event employment is terminated on or prior to the date which is one year after the Effective Date, two week's salary plus one week's salary for each year of service with DBC or the DBC Subsidiaries, with a maximum of fifty-two week's salary; or (B) in the event employment is terminated thereafter, in accordance with the then existing severance policy of the Bank or its successor.

                (b) On and after the Effective Time, (i) the FFC Employers shall continue to maintain the Drovers and Mechanics Bank Salary Deferral Plan and the Drovers and Mechanics Bank Pension Plan (the "DBC Retirement Plans") for all employees of DBC and the DBC Subsidiaries who are participants in the DBC Retirement Plans as of the Effective Time and who become employees of the FFC Employers, provided however, FFC Employers shall be obligated to continue the Drovers Retirement Plans for those former DBC and DBC Subsidiaries' employee participants until the earlier of: (A) the date that the Drovers Retirement Plans can no longer satisfy applicable qualified retirement plan discrimination testing under the Code (taking into consideration all methods available for satisfying discrimination testing applicable to qualified retirement plans under the Code), or (B) the last day of the plan year of the Drovers

Retirement Plans in which it is determined that the minimum required cash contribution, as determined under the Code for the Drovers and Mechanics Bank pension plan and the matching contribution under the Drovers and Mechanics Bank Salary Deferral Plan (based on the formula as of the Effective Time), exceed 10% of the participant covered payroll; thereafter DBC and DBC Subsidiaries' employees shall participate under the retirement plans provided by the FFC Employers for FFC employees; and (ii) with respect to non-retirement plan employee benefits, the FFC Employers shall provide employee benefits for all employees of DBC and the DBC Subsidiaries who become employees of the FFC Employers which are substantially equivalent to or better than, in the aggregate, the non-retirement plan employee benefits provided by DBC and the DBC Subsidiaries to the employees immediately prior to the Effective Time. DBC and the DBC Subsidiaries' employees who became employed by the FFC Employers shall receive service credit for vesting and eligibility purposes under the employee benefit plans of FFC for their service with DBC and the DBC Subsidiaries up through the Effective Time, provided, however, with respect to vesting and eligibility service credit under the FFC retirement plans, vesting and eligibility credit shall only be required at the point in time it is determined that the DBC and DBC Subsidiaries' employees are to participate in the FFC retirement plans.

Section 6.7. No Purchase or Sales of FFC Common Stock During Price Determination Period. Neither FFC nor any Subsidiary of FFC, nor any executive officer or director of FFC or any Subsidiary of FFC, nor any shareholder of FFC who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) of FFC, shall purchase or sell on NASDAQ, or submit a bid to purchase or an offer to sell on NASDAQ, directly or indirectly, any shares of FFC Common Stock or any options, rights or other securities convertible into shares of FFC Common Stock during the Price Determination Period; provided, however, that FFC may purchase shares of FFC Common Stock in the ordinary course of business during the Price Determination Period pursuant to FFC's Benefit Plans or FFC's Dividend Reinvestment Plan.

        Section 6.8. Drovers Division and Drovers Regional Directors.

                (a) For a period of at least three (3) years after the Effective Date, FFC shall (subject to the right of FFC and the Drovers Regional Directors to terminate such obligations under this Section 6.8(a) pursuant to subsections
(c) and (d) below) (i) operate the former business of Drovers Bank as the York Division of Fulton Bank (subject to the Trust Business Transfer and such consolidations and/or closures of branch offices of Fulton Bank and Drovers Bank as deemed desirable by FFC) (the "Drovers Division") under the name "Drovers Bank, a division of Fulton Bank" or similar designation authorized by the Department (and to which the FDIC has no objection); and (ii) appoint the present directors of Drovers Bank who indicate their desire to serve (the "Drovers Regional Directors") on the board of the Drovers Division (the "Regional Board"), provided, that, after such three-year period, each Regional Director shall be subject to FFC's mandatory retirement rules for directors.

                (b) For a period of three (3) years after the Effective Date (subject to the right of FFC and to Drovers Regional Directors to terminate such obligations under this Section 6.8(b) under subsections (c) and (d) below), each non-employee Drovers Regional Director and each director of FFC or Fulton Bank shall continue to receive aggregate director's fees from FFC or Fulton Bank in an amount not less than the fees he or she was receiving from DBC and the DBC Subsidiaries prior to the Effective Date (the current fees being set forth on Schedule 6.8 and to remain unchanged through the Effective Date) or, if higher, the fees paid by FFC or Fulton Bank, as applicable, to its directors, provided that, in the event an individual ceases to act as a director of the Regional Board, FFC or Fulton Bank, the foregoing obligation to maintain existing fees and benefits shall not apply to successors in such positions.

                (c) FFC shall have the right to terminate its obligations under subsections (a) and (b) of this Section 6.8 as a result of (i) regulatory requirements, (ii) safe and sound banking practices, or (iii) the exercise of their fiduciary duties by FFC's directors..

                (d) Notwithstanding anything herein to the contrary, the Drovers Regional Directors, in their exercise of their fiduciary duty as to the best interests of Fulton Bank and FFC, may, by a majority vote of such directors, modify or waive any or all of the foregoing provisions in subsections (a) and
(b) of this Section 6.8.

             Section 6.9 Insurance; Indemnification.

                (a) For three years after the Effective Date, FFC shall (and Drovers Bank shall cooperate in these efforts) obtain and maintain (a) "tail" coverage relating to DBC's existing directors and officers liability insurance policy (provided that such insurance shall be in such amount and carry such premium as may be reasonably acceptable to FFC (not to exceed 150% of the current premium for DBC's existing directors and officers liability insurance policy) and that FFC may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous) with respect to claims arising from facts or circumstances which occur prior to the Effective Date (other than relating to this Agreement and the transactions contemplated hereby) and covering persons who are covered by such insurance immediately prior to the Effective Date and (b) provide the Drovers Bank Continuing Directors with coverage under a directors and officers liability policy or policies similar to the coverage provided to directors of other subsidiaries of FFC.

                (b) From and after the Effective Date, FFC shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Date, an officer, employee or director of DBC or a DBC Subsidiary (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of FFC, which consent shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part out of the fact that such person is or was a director, officer or employee of DBC or a DBC Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring prior to the Effective Date (including, without limitation, the Merger and other transactions contemplated by this Agreement) regardless of whether such Claim is asserted or claimed prior to, at, or after the Effective Date (the "Indemnified Liabilities") to the full extent permitted under applicable law as to the date hereof or amended prior to the Effective Date and under the Articles of Incorporation or Bylaws of DBC or a DBC Subsidiary as in effect as of the date hereof (and FFC shall pay expenses in advance of the full disposition of any such action or proceeding to each of the Indemnified Parties to the full extent permitted by applicable law and FFC's Articles of Incorporation and Bylaws). Any Indemnified Party wishing to claim indemnification under this provision, upon learning of any claim, shall notify FFC (but the failure to so notify FFC shall not relieve FFC from any liability which FFC may have under this section except to the extent FFC is materially prejudiced thereby). In the defense of any action covered by this Section 6.9(b), FFC shall have the right to direct the defense of such action and retain counsel of its choice; provided, however, that, notwithstanding the foregoing, the Indemnified Parties as a group may retain a single law firm to represent them with respect to each matter under this section if there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of FFC and the Indemnified Parties (the Indemnified Parties may also retain more than one law firm if there is, under applicable standards of professional conduct, a conflict of any significant issues between the positions of two or more Indemnified Parties). FFC shall have an obligation to advance funds to satisfy an obligation of FFC or any successor to FFC under this Section 6.9(b) to the same extent that FFC would be obligated to advance funds under the indemnification provisions of its Articles of Incorporation and/or Bylaws.

        Section 6.10. Appointment of FFC and Fulton Bank Directors. FFC shall, on or promptly after the Effective Date, appoint to (i) FFC's Board of Directors two of DBC's current directors and (ii) Fulton Bank's Board of Directors three other of DBC's current directors (in each case, designated, subject to the reasonable approval of FFC, by vote of DBC's Board of Directors prior to the Effective Date) to serve as directors of FFC or Fulton Bank, as applicable. The two (2) present directors of DBC designated to serve on the FFC Board would be offered at least one full three-year term as a director of FFC. The three other present directors of DBC designated to serve on the Fulton Bank Board would be offered at least three consecutive one-year terms as a director of Fulton Bank. FFC and Fulton Bank have mandatory retirement policies for directors who attain age 70; however, they would "grandfather" all present directors of DBC from the application of such policy for a three year period after the Effective Date unless a director would have otherwise been obligated to retire from the Board of DBC under any policy it currently has in effect.

        Section 6.11. Combined Financial Statements. FFC shall use its best efforts to file with the SEC 30-days of combined financial statements in accordance with Rule 145 within 45 days of the Effective Date or as soon as practical thereafter.

        Section 6.12. Assumption of DBC Debentures. FFC agrees that, effective with the Effective Date and without any further action being required, it shall assume DBC's 9.25% Junior Subordinated Deferrable Interest Debentures due September 30, 2029 and all of DBC's obligations under the related Indenture.

                        ARTICLE VII. CONDITIONS PRECEDENT

        Section 7.1. Common Conditions. The obligations of the parties to consummate this Agreement shall be subject to the satisfaction of each of the following common conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived in accordance with the provisions of Section 8.4 herein:

                (a) Shareholder Approval: This Agreement shall have been duly authorized, approved and adopted by the shareholders of DBC.

                (b) Regulatory Approvals: The approval of each federal and state regulatory authority having jurisdiction over the transactions contemplated by this Agreement (including the Merger and the Restructuring), including without limitation, the Federal Reserve Board, the Department and the Federal Deposit Insurance Corporation, shall have been obtained and all applicable waiting and notice periods shall have expired, subject to no terms or conditions which would (i) require or could reasonably be expected to require
(A) any divestiture by FFC of a portion of the business of FFC, or any subsidiary of FFC or (B) any divestiture by DBC or the DBC Subsidiaries of a portion of their businesses which FFC in its good faith judgment believes will have a significant adverse impact on the business or prospects of DBC or the DBC Subsidiaries, as the case may be, or (ii) impose any condition upon FFC, or any of its subsidiaries, which in FFC's good faith judgment (x) would be materially burdensome to FFC and its subsidiaries taken as a whole, (y) would significantly increase the costs incurred or that will be incurred by FFC as a result of consummating the Merger or (z) would prevent FFC from obtaining any material benefit contemplated by it to be attained as a result of the Merger.

                (c) Stock Listing. The shares of FFC Common Stock to be issued in the Merger shall have been authorized for listing on NASDAQ.

                (d) Tax Opinion. Each of FFC and DBC shall have received an opinion of FFC's counsel, Barley, Snyder, Senft & Cohen, LLC, reasonably acceptable to FFC and DBC, addressed to FFC and DBC, with respect to federal tax laws or regulations, to the effect that:

                    (1) The Merger will constitute reorganizations within the meaning of Section 368(a)(1)(A) of the Code;

                    (2) No gain or loss will be recognized by FFC or Fulton Bank by reason of the Merger;

                    (3) The bases of the assets of DBC in the hands of FFC will be the same as the bases of such assets in the hands of DBC immediately prior to the Merger;

                    (4) The holding period of the assets of DBC in the hands of FFC will include the period during which such assets were held by DBC prior to the Merger;

                    (5) A holder of DBC Common Stock who receives shares of FFC

Common Stock in exchange for his DBC Common Stock pursuant to the reorganization (except with respect to cash received in lieu of fractional shares of FFC Common Stock deemed issued as described below) will not recognize any gain or loss upon the exchange.

                    (6) A holder of DBC Common Stock who receives cash in lieu of a fractional share of FFC Common Stock will be treated as if he received a fractional share of FFC Common Stock pursuant to the reorganization which FFC then redeemed for cash. The holder of DBC Common Stock will recognize capital gain or loss on the constructive redemption of the fractional share in an amount equal to the difference between the cash received and the adjusted basis of the fractional share.

                    (7) The tax basis of the FFC Common Stock to be received by the shareholders of DBC pursuant to the terms of this Agreement will include the holding period of the DBC Common Stock surrendered in exchange therefor, provided that such DBC Common Stock is held as a capital interest at the Effective Time.

                    (8) The holding period of the shares of FFC Common Stock to be received by the shareholders of DBC will include the period during which they held the shares of DBC Common Stock surrendered, provided the shares of DBC Common Stock are held as a capital asset on the date of the exchange.

                (e) Registration Statement: The Registration Statement (as defined in Section 6.1(b), including any amendments thereto) shall have been declared effective by the SEC; the information contained therein shall be true, complete and correct in all material respects as of the date of mailing of the Proxy Statement/Prospectus (as defined in Section 6.1(b)) to the shareholders of DBC; regulatory clearance for the offering contemplated by the Registration Statement (the "Offering") shall have been received from each federal and state regulatory authority having jurisdiction over the Offering; and no stop order shall have been issued and no proceedings shall have been instituted or threatened by any federal or state regulatory authority to suspend or terminate the effectiveness of the Registration Statement or the Offering.

                (f) No Suits: No action, suit or proceeding shall be pending or threatened before any federal, state or local court or governmental authority or before any arbitration tribunal which seeks to modify, enjoin or prohibit or otherwise adversely and materially affect the transactions contemplated by this Agreement; provided, however, that if FFC agrees to defend and indemnify DBC and Drovers Bank and their respective officers and directors with regard to any such action, suit or proceeding pending or threatened against them or any of them, then such pending or threatened action, suit or proceeding shall not be deemed to constitute the failure of a condition precedent to the obligation of DBC to consummate this Agreement.

                (g) Pooling. FFC and DBC shall have been advised in writing by Arthur Andersen, LLP on the Effective Date that the Merger should be treated as a pooling transaction for financial accounting purposes.

        Section 7.2. Conditions Precedent to Obligations of FFC. The obligations of FFC to consummate this Agreement shall be subject to the satisfaction of each of the following conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived by FFC in accordance with the provisions of Section 8.4 herein:

                (a) Accuracy of Representations and Warranties: All of the representations and warranties of DBC as set forth in this Agreement, all of the information contained in Schedules hereto and all DBC Closing Documents (as defined in Section 7.2(j)) shall be true and correct in all material respects as of the Closing as if made on such date (or on the date to which it relates in the case of any representation or warranty which expressly relates to an earlier date).

                (b) Covenants Performed: DBC shall have performed or complied in all material respects with each of the covenants required by this Agreement to be performed or complied with by it.

                (c) Opinion of Counsel for DBC: FFC shall have received an opinion, dated the Effective Time, from Rhoads & Sinon, LLP, counsel to DBC, in substantially the form of Exhibit C hereto. In rendering any such opinion, such counsel may require and, to the extent they deem necessary or appropriate may rely upon, opinions of other counsel and upon representations made in certificates of officers of DBC, FFC, affiliates of the foregoing, and others.

                (d) Affiliate Agreements: Shareholders of DBC who are or will be affiliates of DBC or FFC for the purposes of Accounting Series Release No. 135 and the 1933 Act shall have entered into agreements with FFC, in form and substance satisfactory to FFC, reasonably necessary to assure (i) compliance with Rule 145 under the 1933 Act and (ii) the ability of FFC to use pooling-of-interests accounting for the Merger if FFC has elected such treatment pursuant to this Agreement.

                (e) DBC Options: As may be required by Section 2.3 herein, all holders of DBC Options shall have delivered documentation reasonably satisfactory to FFC substituting the FFC Options for the DBC Stock Options.

                (f) No Material Adverse Change: FFC (together with its accountants, if the advice of such accountants is deemed necessary or desirable by FFC) shall have established to its reasonable satisfaction that, since the date of this Agreement, there shall not have been any material and adverse change in the condition (financial or otherwise), assets, liabilities, business or operations or future prospects of DBC and the DBC Subsidiaries on a consolidated basis taken as a whole. In particular, without limiting the generality of the foregoing sentence, the Additional DBC Financial Statements (as defined in Section 5.4) shall indicate that the consolidated financial condition, assets, liabilities and results of operations of DBC as of the respective dates reported therein do not vary adversely in any material respect from the consolidated financial condition, assets, liabilities and results of operations presented in the DBC Balance Sheet. For purposes of this Section 7.2(f), a material and adverse change shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the financial position, business or results of operations or future prospects of DBC or (ii) the ability of DBC to perform its obligations under this Agreement, provided that "material and adverse change" shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions or omissions of DBC taken at the direction or behest of FFC with the prior written consent of FFC, including any action or actions, individually or in the aggregate, taken by DBC or the DBC Subsidiaries,
(d) changes in economic conditions generally affecting financial institutions including changes in the general level of interest rates, and (e) the direct effects of compliance with this Agreement and of satisfying or causing to be satisfied the conditions set forth in this Article VII on the operating performance of DBC, including reasonable expenses incurred by DBC in consummating the transactions contemplated by the Agreement. At the Closing, DBC shall deliver to FFC a certificate confirming the absence of a material adverse change described herein.

                (g) Accountants' Letter. Subject to the requirements of Statement of Auditing Standards No. 72 of the American Institute of Certified Public Accountants, Arthur Andersen LLP, or such other accounting firm as is acceptable to FFC, shall have furnished to FFC an "agreed upon procedures" letter, dated the Effective Date, in form and substance satisfactory to FFC to the effect that:

                    (1) In their opinion, the consolidated financial statements of DBC examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder; and

                    (2) On the basis of limited procedures, not constituting an audit, including a limited review of the unaudited financial statements referred to below, a limited review of the latest available unaudited consolidated interim financial statements of DBC , inspection of the minute books of DBC and the DBC Subsidiaries since December 31, 2000, inquiries of officials of DBC and the DBC Subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                        (A) any unaudited Consolidated Statements of Condition, Consolidated Statements of Income, Consolidated Statements of Shareholders' Equity and Consolidated Statements of Cash Flows of DBC included in the Registration Statement are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements covered by their report included in the Registration Statement;

                        (B) as of a specified date not more than five days prior to the date of delivery of such letter, there have been any changes in the consolidated shareholders' equity of DBC as compared with amounts shown in the balance sheet as of December 31, 2000 included in the Registration Statement, except in each case for such changes, increases or decreases which the Registration Statement discloses have occurred or may occur and except for such changes, decreases or increases as aforesaid which are immaterial; and

                        (C) for the period from January 1, 2001 to such specified date, there were any decreases in the consolidated total or per share amounts of net interest income, consolidated net interest income after provision for loan losses, consolidated other income or consolidated net income of DBC as compared with the comparable period of the preceding year, except in each case for decreases which the Registration Statement discloses have occurred or may occur, and except for such decreases which are immaterial.

                (h) Federal and State Securities and Antitrust Laws: FFC and its counsel shall have determined to their satisfaction that, as of the Closing, all applicable securities and antitrust laws of the federal government and of any state government having jurisdiction over the transactions contemplated by this Agreement shall have been complied with.

                (i) Environmental Matters: No environmental problem of the kind contemplated in Section 3.22 and not disclosed in Schedule 3.22 shall have been discovered which would, or which potentially could, materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of either DBC or Drovers Bank.

                (j) Closing Documents: DBC shall have delivered to FFC: (i) a certificate signed by DBC's Chairman and President and Chief Executive Officer and by its Secretary (or other officers reasonably acceptable to FFC) verifying that all of the representations and warranties of DBC set forth in this Agreement are true and correct in all material respects as of the Closing and that DBC has performed in all material respects each of the covenants required to be performed by it under this Agreement; (ii) all consents and authorizations of landlords and other persons that are necessary to permit this Agreement to be consummated without violation of any lease or other agreement to which DBC or Drovers Bank is a party or by which they or any of their properties are bound; and (iii) such other certificates and documents as FFC and its counsel may reasonably request (all of the foregoing certificates and other documents being herein referred to as the "DBC Closing Documents").

                (k) Dissenting Stockholders. Dissenters' rights shall have been exercised with respect to less than ten percent (10%) of the outstanding shares of DBC Common Stock.

        Section 7.3. Conditions Precedent to the Obligations of DBC. The obligation of DBC to consummate this Agreement shall be subject to the satisfaction of each of the following conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived by DBC in accordance with the provisions of Section 8.4 herein:

                (a) Accuracy of Representations and Warranties: All of the representations and warranties of FFC as set forth in this Agreement, all of the information contained in its Schedules hereto and all FFC Closing Documents (as defined in Section 7.3(g) of this Agreement) shall be true and correct in all material respects as of the Closing as if made on such date (or on the date to which it relates in the case of any representation or warranty which expressly relates to an earlier date).

                (b) Covenants Performed: FFC shall have performed or complied in all material respects with each of the covenants required by this Agreement to be performed or complied with by FFC.

                (c) Opinion of Counsel for FFC: DBC shall have received an opinion from Barley, Snyder, Senft & Cohen, LLC, counsel to FFC, dated the Effective Time, in substantially the form of Exhibit D hereto. In rendering any such opinion, such counsel may require and, to the extent they deem necessary or appropriate may rely upon, opinions of other counsel and upon representations made in certificates of officers of FFC, DBC, affiliates of the foregoing, and others.

                (d) FFC Options: FFC Options shall have been substituted for the DBC Options pursuant to Section 2.3 herein.

                (e) No Material Adverse Change: DBC (together with its accountants, if the advice of such accountants is deemed necessary or desirable by DBC) shall have established to its reasonable satisfaction that, since the date of this Agreement, there shall not have been any material and adverse change in the condition (financial or otherwise), assets, liabilities, business or operations or future prospects of FFC. In particular, without limiting the generality of the foregoing sentence, the Additional FFC Financial Statements (as defined in Section 6.3) shall indicate that the consolidated financial condition, assets, liabilities and results of operations of FFC as of the respective dates reported therein do not vary adversely in any material respect from the consolidated financial condition, assets, liabilities and results of operations presented in the FFC Balance Sheet. For purposes of this Section 7.3(e), a material and adverse change shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the financial position, business or results of operations or future prospects of FFC or (ii) the ability of FFC to perform its obligations under this Agreement, provided that "material and adverse change" shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) changes in economic conditions generally affecting financial institutions including changes in the general level of interest rates, and (d) the direct effects of compliance with this Agreement and of satisfying or causing to be satisfied the conditions set forth in this Article VII on the operating performance of FFC, including reasonable expenses incurred by FFC in consummating the transactions contemplated by the Agreement. At the Closing, FFC shall deliver to DBC a certificate confirming the absence of a material adverse change described herein.

                (f) Fairness Opinion: DBC shall have obtained from Sandler, O'Neill & Partners, L.P., or from another independent financial advisor selected by the Board of Directors of DBC, an opinion dated within five (5) days of the Proxy Statement/Prospectus to be furnished to the Board of Directors of DBC stating that the Conversion Ratio contemplated by this

Agreement is fair to the shareholders of DBC from a financial point of view.

                (g) Closing Documents: FFC shall have delivered to DBC: (i) a certificate signed by FFC's Chairman and Chief Executive Officer (or other officer reasonably acceptable to DBC) verifying that all of the representations and warranties of FFC set forth in this Agreement are true and correct in all material respects as of the Closing and that FFC has performed in all material respects each of the covenants required to be performed by FFC; and (ii) such other certificates and documents as DBC and its counsel may reasonably request (all of the foregoing certificates and documents being herein referred to as the "FFC Closing Documents").

                 ARTICLE VIII. TERMINATION, AMENDMENT AND WAIVER

        Section 8.1. Termination. This Agreement may be terminated at any time before the Effective Time (whether before or after the authorization, approval and adoption of this Agreement by the shareholders of DBC) as follows:

                (a) Mutual Consent: This Agreement may be terminated by mutual consent of the parties upon the affirmative vote of a majority of each of the Boards of Directors of DBC and FFC, followed by written notices given to the other party.

                (b) Unilateral Action by FFC: This Agreement may be terminated unilaterally by the affirmative vote of the Board of Directors of FFC, followed by written notice given promptly to DBC, if: (i) there has been a material breach by DBC of any representation, warranty or material failure to comply with any covenant set forth in this Agreement and such breach has not been cured within thirty (30) days after written notice of such breach has been given by FFC to DBC; (ii) any condition precedent to FFC's obligations as set forth in
Article VII of this Agreement remains unsatisfied, through no fault of FFC, on September 30, 2001; or (iii) FFC's Board of Directors makes an election provided for in Section 5.7(f)(i) herein.

                (c) Unilateral Action By DBC: This Agreement may be terminated unilaterally by the affirmative vote of a majority of the Board of Directors of DBC, followed by written notice given promptly to FFC, if: (i) there has been a material breach by FFC of any representation, warranty or material failure to comply with any covenant set forth in this Agreement and such breach has not been cured within thirty (30) days after written notice of such breach has been given by DBC to FFC; (ii) any condition precedent to DBC's obligations as set forth in Article VII of this Agreement remains unsatisfied, through no fault of DBC, on September 30, 2001 or (iii) DBC's Board of Directors makes an election provided for in, and subject to the conditions of, Section 5.7(f)(ii) herein.

                (d) Market Price of FFC Common Stock. (i) DBC shall have the right to terminate this Agreement, through a resolution adopted by its Board of Directors, if the Closing Market Price is less than $19.50, i.e. .85 multiplied by the Starting Price (the "Floor Price"). Notwithstanding the foregoing, FFC, through a resolution adopted by its Board of Directors, shall have the option to cause DBC to amend this Agreement (and, upon such amendment, DBC shall not have the right to terminate this Agreement) to increase the Conversion Ratio to a level, calculated to four decimal places, equal to the Conversion Ratio multiplied by the quotient of the Floor Price (the numerator) over the Closing Market Price (the denominator). For example, if the Closing Market Price is $17.20 and the Floor Price is $19.50, FFC would have the option to increase the Conversion Ratio to 1.4058 (1.24 x 19.50/17.20) in lieu of terminating this Agreement.

                    (ii) FFC shall have the right to terminate this Agreement, through a resolution adopted by its Board of Directors, if the Closing Market Price is greater than $26.38, i.e. 1.15 multiplied by the Starting Price (the "Ceiling Price"). Notwithstanding the foregoing, DBC through a resolution adopted by its Board of Directors shall have the option to cause FFC to amend this Agreement (and, upon such amendment, FFC shall not have the right to terminate this Agreement) to decrease the Conversion Ratio to a level, calculated to four decimal places, equal to the Conversion Ratio multiplied by the quotient of the Ceiling Price (the numerator) over the Closing Market Price (the denominator). For example, if the Closing Market Price is $28.67 and the Ceiling Price is $26.38, DBC would have the option to decrease the Conversion Ratio to 1.1410 (1.24 x 26.38/28.67) in lieu of terminating this Agreement.

                    (iii) For purposes of this Section 8.1(d), "Starting Price" shall mean $22.9375, i.e. the last sale price for FFC Common Stock on December 26, 2000 as reported on NASDAQ.

                    (iv) The Starting Price, the Closing Market Price and the other amounts above shall be appropriately adjusted for an event described in
Section 2.1(d) herein.

        Section 8.2. Effect of Termination.

                (a) Effect. In the event of a permitted termination of this Agreement under Section 8.1 herein, the Agreement shall become null and void and the transactions contemplated herein shall thereupon be abandoned, except that the provisions relating to limited liability and confidentiality set forth in Sections 8.2(b) and 8.2(c) herein shall survive such termination.

                (b) Limited Liability. Subject to the terms of the Warrant Agreement and the Warrant, the termination of this Agreement in accordance with the terms of Section 8.1 herein shall create no liability on the part of either party, or on the part of either party's directors, officers, shareholders, agents or representatives, except that if this Agreement is terminated by FFC by reason of a material breach by DBC, or if this Agreement is terminated by DBC by reason of a material breach by FFC, and such breach involves an intentional, willful or grossly negligent misrepresentation or breach of covenant, the breaching party (i.e., FFC or DBC) shall be liable to the nonbreaching party for all costs and expenses reasonably incurred by the nonbreaching party in connection with the preparation, execution and attempted consummation of this Agreement, including the reasonable fees of its counsel, accountants, consultants and other advisors and representatives. In no event shall either party's directors, officers, shareholders, agents or representatives have any personal liability for any misrepresentation or breach in connection with this Agreement.

                (c) Confidentiality. In the event of a termination of this Agreement, neither FFC nor DBC nor Drovers Bank shall use or disclose to any other person any confidential information obtained by it during the course of its investigation of the other party or parties, except as may be necessary in order to establish the liability of the other party or parties for breach as contemplated under Section 8.2(b) herein.

        Section 8.3. Amendment. To the extent permitted by law, this Agreement may be amended at any time before the Effective Time (whether before or after the authorization, approval and adoption of this Agreement by the shareholders of DBC), but only by a written instrument duly authorized, executed and delivered by FFC and by DBC; provided, however, that, except as set forth in
Section 8.1(d) herein any amendment to the provisions of Section 2.1 herein relating to the consideration to be received by the former shareholders of DBC in exchange for their shares of DBC Common Stock shall not take effect until such amendment has been approved, adopted or ratified by the shareholders of DBC in accordance with applicable provisions of the BCL.

        Section 8.4. Waiver. Any term or condition of this Agreement may be waived, to the extent permitted by applicable federal and state law, by the party or parties entitled to the benefit thereof at any time before the Effective Time (whether before or after the authorization, approval and adoption of this Agreement by the shareholders of DBC) by a written instrument duly authorized, executed and delivered by such party or parties.

                     ARTICLE IX. CLOSING AND EFFECTIVE TIME

        Section 9.1. Closing. Provided that all conditions precedent set forth in Article VII of this Agreement shall have been satisfied or shall have been waived in accordance with Section 8.4 of this Agreement, the parties shall hold a closing (the "Closing") at the offices of FFC at One Penn Square, Lancaster, Pennsylvania, within thirty (30) days after the receipt of all required regulatory and shareholder approvals and after the expiration of all applicable waiting periods on a date to be agreed upon by the parties, at which time the parties shall deliver the DBC Closing Documents, the FFC Closing Documents, the opinions of counsel required by Sections 7.1(d), 7.2(c) and 7.3(c) herein, and such other documents and instruments as may be necessary or appropriate to effectuate the purposes of this Agreement.

        Section 9.2. Effective Time. Immediately following the Closing, and provided that this Agreement has not been terminated or abandoned pursuant to
Article VIII hereof, FFC and DBC will cause Articles of Merger (the "Articles of Merger") to be delivered and properly filed with the Department of State of the Commonwealth of Pennsylvania (the "Department of State"). The Merger shall become effective on 11:59 p.m. on the day on which the Closing occurs and Articles of Merger are filed with the Department of State or such later date and time as may be specified in the Articles of Merger (the "Effective Time"). The "Effective Date" when used herein means the day on which the Effective Time occurs.

                ARTICLE X. NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES

        Section 10.1. No Survival. The representations and warranties of DBC and of FFC set forth in this Agreement shall expire and be terminated on the Effective Time by consummation of this Agreement, and no such representation or warranty shall thereafter survive. Except with respect to the agreements of the parties which by their terms are intended to be performed either in whole or in part after the Effective Time, the agreements of the parties set forth in this Agreement shall not survive the Effective Time, and shall be terminated and extinguished at the Effective Time, and from and after the Effective Time none of the parties hereto shall have any liability to the other on account of any breach of such agreements.

                         ARTICLE XI. GENERAL PROVISIONS

        Section 11.1. Expenses. Except as provided in Section 8.2(b) herein, each party shall pay its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated herein. For purposes of this Section 11.1 herein, the cost of printing the Proxy Statement/Prospectus shall be deemed to be an expense of FFC.

        Section 11.2. Other Mergers and Acquisitions. Subject to the right of DBC to refuse to consummate this Agreement pursuant to Section 8.1(c)(i) herein by reason of a material breach by FFC of the warranty and representation set forth in Section 4.7 herein, nothing set forth in this Agreement shall be construed: (i) to preclude FFC from acquiring, or to limit in any way the right of FFC to acquire, prior to or following the Effective Time, the stock or assets of any other financial services institution or other corporation or entity, whether by issuance or exchange of FFC Common Stock or otherwise; (ii) to preclude FFC from issuing, or to limit in any way the right of FFC to issue, prior to or following the Effective Time, FFC Common Stock, FFC Preferred Stock or any other equity or debt securities; or (iii) to preclude FFC from taking, or to limit in any way the right of FFC to take, any other action not expressly and specifically prohibited by the terms of this Agreement.

        Section 11.3. Notices. All notices, claims, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly delivered if delivered in person, transmitted by telegraph or facsimile machine (but only if receipt is acknowledged in writing), or mailed by registered or certified mail, return receipt requested, as follows:

          (a) If to FFC, to:

                     Rufus A. Fulton, Jr., President and Chief Executive Officer Fulton Financial Corporation
                     One Penn Square
                     P.O. Box 4887
                     Lancaster, Pennsylvania  17604

              With a copy to:

                     Paul G. Mattaini, Esquire
                     Barley, Snyder, Senft & Cohen, LLC
                     126 East King Street
                     Lancaster, Pennsylvania  17602

          (b) If to DBC, to:

                     A. Richard Pugh, Chairman, President and
                      Chief Executive Officer
                     Drovers Bancshares Corporation
                     30 South George Street
                     York, Pennsylvania 17401

              With a copy to:

                     Charles J. Ferry, Esquire
                     Rhoads & Sinon, LLP
                     One South Market Square, 12th Floor
                     Harrisburg, Pennsylvania 17101

        Section 11.4. Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all such counterparts together shall be deemed to be one and the same instrument.

        Section 11.5. Governing Law. This Agreement shall be deemed to have been made in, and shall be governed by and construed in accordance with the substantive laws of, the Commonwealth of Pennsylvania.

        Section 11.6. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that neither party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other party. Other than the right to receive the consideration payable as a result of the Merger pursuant to Article II hereof, this Agreement is not intended to and shall not confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 11.7. Entire Agreement. This Agreement, together with the Warrant Agreement and the Warrant being executed by the parties on the date hereof, sets forth the entire understanding and agreement of the parties hereto and supersedes any and all prior agreements, arrangements and understandings, whether oral or written, relating to the subject matter hereof and thereof.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers all as of the day and year first above written.

                                 FULTON FINANCIAL CORPORATION


                                 By:       /s/ Rufus A. Fulton, Jr.
                                          -------------------------------------
                                          Rufus A. Fulton, Jr., President and
                                           Chief Executive Officer


                                 Attest:   /s/ William R. Colmery
                                          -------------------------------------
                                          William R. Colmery, Secretary


                                 DROVERS BANCSHARES CORPORATION


                                 By:       /s/ A. Richard Pugh
                                          -------------------------------------
                                          A. Richard Pugh, Chairman,
                                           President and
                                           Chief Executive Officer

                                 Attest:   /s/ John D. Blecher
                                          -------------------------------------
                                          John D. Blecher, Secretary

                                    EXHIBIT A

                                WARRANT AGREEMENT

     THIS WARRANT AGREEMENT is made as of December 27, 2000 by and between FULTON FINANCIAL CORPORATION, a Pennsylvania corporation ("FFC") and DROVERS BANCSHARES CORPORATION, a Pennsylvania corporation ("DBC").

                              W I T N E S S E T H:

     WHEREAS, FFC and DBC are entering into an Agreement and Plan of Merger on the date hereof (the "MERGER AGREEMENT") (capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement);

     WHEREAS, it is a condition to execution of the Merger Agreement, that DBC issue to FFC, on the terms and conditions set forth herein, a warrant entitling FFC to purchase up to an aggregate of 1,250,000 shares of DBC's common stock, no par value per share (the "COMMON STOCK");and

     WHEREAS, DBC wishes to issue to FFC the warrant described below in connection with the Merger Agreement.

     NOW, THEREFORE, in consideration of the execution of the Merger Agreement and the premises herein contained, and intending to be legally bound, FFC and DBC agree as follows:

     1. Issuance of Warrant. Concurrently with the execution of this Agreement, DBC shall issue to FFC a warrant in the form attached as Schedule 1 hereto (the "WARRANT", which term as used herein shall include any warrant or warrants issued upon transfer or exchange of the original Warrant) to purchase up to 1,250,000shares of Common Stock (equal to approximately 19.9% of the outstanding Common Stock taking into consideration shares of Common Stock issuable upon exercise of the Warrant but excluding any other unissued shares of such corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion or option rights, or otherwise), subject to adjustment as provided in this Agreement and in the Warrant. The Warrant shall be exercisable at a purchase price of $19.75 per share, i.e., the last sale price of the Common Stock on December 26, 2000, as reported by NASDAQ, subject to adjustment as provided in the Warrant (the "EXERCISE PRICE"). So long as the Warrant is outstanding and unexercised, DBC shall at all times maintain and reserve, free from preemptive rights, such number of authorized but unissued shares of the Common Stock as may be necessary so that the Warrant may be exercised, without any additional authorization of the Common Stock, after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of the Common Stock. DBC represents and warrants that it has duly authorized the execution and delivery of the Warrant and this Agreement and the issuance of the Common Stock upon exercise of the Warrant. DBC covenants that the shares of the Common Stock issuable upon exercise of the Warrant shall be, when so issued, duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights. The Warrant and the shares of the Common Stock to be issued upon exercise of the Warrant are hereinafter collectively referred to, from time to time, as the "SECURITIES." So long as the Warrant is owned by FFC, the Warrant will in no event be exercised for more than that number of shares of the Common Stock equal to 1,250,000 (subject to adjustment as provided in the Warrant) less the number of shares of Common Stock at the time owned by FFC.

     2. Assignment, Transfer, or Exercise of Warrant. FFC will not sell, assign, transfer or exercise the Warrant, in whole or in part, without the prior written consent of DBC except upon or after the occurrence of any of the following prior to termination of the Warrant under Section 9 therein: (i) a breach by DBC of any covenant set forth in the Merger Agreement and which would permit a termination of the Merger Agreement by FFC pursuant to Section 8.1(b)(i) which occurs following a bona fide proposal from any financially capable person (other than FFC) to engage in an Acquisition Transaction; (ii) the failure of DBC's shareholders to approve the Merger Agreement at a meeting called for such purpose if at the time of such meeting there has been an announcement by any financially capable Person (other than FFC) of a bona fide offer or proposal to effect an Acquisition Transaction and such offer or proposal has not been publicly withdrawn prior to mailing of the notice of the DBC shareholder meeting; (iii) the acquisition by any Person of Beneficial Ownership of 25% or more of the Common Stock (before giving effect to any exercise of the Warrant);
(iv)(A) any Person (other than FFC) shall have commenced a tender or exchange offer, or shall have filed an application with an appropriate bank regulatory authority with respect to an Acquisition Transaction and, (B) within six (6) months from such offer or filing, such person consummates an Acquisition Transaction; (v) DBC shall have entered into an agreement, letter of intent, or other understanding with any Person (other than FFC) providing for such Person to engage in an Acquisition Transaction; and/or (vi) termination of the Merger Agreement by FFC under Section 8.1(b)(iii) or termination of the Merger Agreement by DBC under Section 8.1(c)(iii). As used in this Paragraph 2, the terms "BENEFICIAL OWNERSHIP" and "PERSON" shall have the respective meanings set forth in Paragraph 7(f). For purposes of this Agreement, "ACQUISITION TRANSACTION" shall mean (x) a merger or consolidation of statutory share exchange or any similar transaction involving DBC or a DBC Subsidiary, (y) a purchase, lease or other acquisition of all or substantially all of the assets of DBC or a DBC Subsidiary or (z) a purchase or other acquisition of beneficial ownership of securities representing 25% or more of the voting power of DBC or a DBC Subsidiary.

     3. Registration Rights. If, at any time within one year after the Warrant may be exercised or sold, DBC shall receive a written request therefor from FFC, DBC shall prepare and file a registration statement (the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), covering the Warrant and/or the Common Stock issued or issuable upon exercise of the Warrant (the "SECURITIES"), and shall use its best efforts to cause the Registration Statement to become effective and remain current for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to affect such sale or other disposition. Without the prior written consent of FFC, neither DBC nor any other holder of securities of DBC may include such securities in the Registration Statement. The foregoing notwithstanding, if, at the time of any request by FFC for registration of Common Stock as provided above, DBC is in registration with respect to an underwritten public offering by DBC of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering, the offer and sale of the Common Stock covered by this Warrant Agreement would interfere with the successful marketing of the shares of Common Stock offered by DBC, the number of shares of Common Stock otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of shares of Common Stock to be included in such offering for the account of FFC shall constitute at least 25% of the total number of shares to be sold by FFC and DBC in the aggregate; and provided further, however, that if such reduction occurs, then DBC shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 3 shall be permitted or occur and FFC shall thereafter be entitled to one additional registration and the one (1) year period referred to in the first sentence of this section shall be increased to two (2) years. FFC shall provide all information reasonably requested by DBC for inclusion in any registration statement to be filed hereunder. If requested by FFC in connection with such registration, DBC shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect to representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for DBC.

     4. Duties of DBC upon Registration. If and whenever DBC is required by the provisions of Paragraph 3 of this Agreement to effect the registration of any of the Securities under the Securities Act, DBC shall:

     (a) prepare and file with the Securities and Exchange Commission (the "SEC") such amendments to the Registration Statement and supplements to the prospectus contained therein as may be necessary to keep the Registration Statement effective and current;

     (b) furnish to FFC and to the underwriters of the Securities being registered such reasonable number of copies of the Registration Statement, the preliminary prospectus and final prospectus contained therein, and such other documents as FFC or such underwriters may reasonably request in order to facilitate the public offering of the Securities;

     (c) use its best efforts to register or qualify the Securities covered by the Registration Statement under the state securities or blue sky laws of such jurisdictions as FFC or such underwriters may reasonably request;

     (d) notify FFC, promptly after DBC shall receive notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment to any prospectus forming a part of the Registration Statement has been filed;

     (e) notify FFC promptly of any request by the SEC for the amending or supplementing of the Registration Statement or the prospectus contained therein, or for additional information;

     (f) prepare and file with the SEC, promptly upon the request of FFC, any amendments or supplements to the Registration Statement or the prospectus contained therein which, in the opinion of counsel for FFC, are required under the Securities Act or the rules and regulations promulgated by the SEC thereunder in connection with the public offering of the Securities;

     (g) prepare and promptly file with the SEC such amendments of or supplements to the Registration Statement or the prospectus contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such Securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which such prospectus as then in effect would include an untrue statement of a material fact or would omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (h) advise FFC, promptly after DBC shall receive notice or obtain knowledge of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement, or the initiation or threatening of any proceeding for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

     (i) at the request of FFC, furnish on the date or dates provided for in the underwriting agreement: (i) an opinion or opinions of counsel for DBC for the purposes of such registration, addressed to the underwriters and to FFC, covering such matters as such underwriters and FFC may reasonably request and as are customarily covered by issuer's counsel at that time; and (ii) a letter or letters from the independent accountants for DBC, addressed to the underwriters and to FFC, covering such matters as such underwriters or FFC may reasonably request, in which letters such accountants shall state (without limiting the generality of the foregoing) that they are independent accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of DBC included in the Registration Statement or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act.

     5. Expenses of Registration. With respect to the registration requested pursuant to Paragraph 3 of this Agreement, (a) DBC shall bear all registration, filing and NASD fees, printing and engraving expenses, fees and disbursements of its counsel and accountants and all legal fees and disbursements and other expenses of DBC to comply with state securities or blue sky laws of any jurisdictions in which the Securities to be offered are to be registered or qualified; and (b) FFC shall bear all fees and disbursements of its counsel and accountants, underwriting discounts and commissions, transfer taxes for FFC and any other expenses incurred by FFC.

     6. Indemnification. In connection with any Registration Statement or any amendment or supplement thereto:

     (a) DBC shall indemnify and hold harmless FFC, any underwriter (as defined in the Securities Act) for FFC, and each person, if any, who controls FFC or such underwriter (within the meaning of the Securities Act) from and against any and all loss, damage, liability, cost or expense to which FFC or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such loss, damage, liability, cost or expense arises out of or is caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that DBC will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by FFC, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

     (b) FFC shall indemnify and hold harmless DBC, any underwriter (as defined in the Securities Act), and each person, if any, who controls DBC or such underwriter (within the meaning of the Securities Act) from and against any and all loss, damage, liability, cost or expense to which DBC or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such loss, damage, liability, cost or expense arises out of or is caused by any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto, or arises out of or is based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by FFC specifically for use in the preparation thereof.

     (c) Promptly after receipt by any party which is entitled to be indemnified, pursuant to the provisions of subparagraph (a) or (b) of this Paragraph 6, of any claim in writing or of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to the provisions of subparagraph (a) or (b) of this Paragraph 6, promptly notify the indemnifying party of the receipt of such claim or notice of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may otherwise have to any indemnified party hereunder. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party or parties and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing any indemnified party, such indemnified party shall have the right to select separate counsel to participate in the defense of such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party, pursuant to the provisions of subparagraph (a) or (b) of this Paragraph 6, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, unless (i) such indemnified party shall have employed separate counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

     (d) If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, any party entitled to indemnification by the terms thereof shall be entitled to obtain contribution with respect to its liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and/or prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. FFC and DBC agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation even if the underwriters and FFC as a group were considered a single entity for such purpose.

     7. Redemption and Repurchase Rights.

     (a) From and after the date on which any event described in Paragraph 2 of this Agreement occurs, the Holder as defined in the Warrant (which shall include a former Holder), who has exercised the Warrant in whole or in part shall have the right to require DBC to purchase some or all of the shares of Common Stock for which the Warrant was exercised at a redemption price per share (the "REDEMPTION PRICE") equal to the highest of: (i) 110% of the Exercise Price,
(ii) the highest price paid or agreed to be paid for any share of Common Stock by an Acquiring Person (as defined below) during the one year period immediately preceding the date of redemption, and (iii) in the event of a sale of all or substantially all of DBC's assets or all or substantially all of a subsidiary of DBC's assets: (x) the sum of the price paid in such sale for such assets and the current market value of the remaining assets of DBC as determined by a recognized investment banking firm selected by such Holder, divided by (y) the number of shares of Common Stock then outstanding. If the price paid consists in whole or in part of securities or assets other than cash, the value of such securities or assets shall be their then current market value as determined by a recognized investment banking firm selected by the Holder and reasonably acceptable to DBC.

     (b) From and after the date on which any event described in Paragraph 2 of this Agreement occurs, the Holder as defined in the Warrant (which shall include a former Holder), shall have the right to require DBC to repurchase all or any portion of the Warrant at a price (the "WARRANT REPURCHASE PRICE") equal to the product obtained by multiplying: (i) the number of shares of Common Stock represented by the portion of the Warrant that the Holder is requiring DBC to repurchase, times (ii) the excess of the Redemption Price over the Exercise Price.

     (c) The Holder's right, pursuant to this Paragraph 7, to require DBC to repurchase a portion or all of the Warrant, and/or to require DBC to purchase some or all of the shares of Common Stock for which the Warrant was exercised, shall expire on the close of business on the 180th day following the occurrence of any event described in Paragraph 2.

     (d) The Holder may exercise its right, pursuant to this Paragraph 7, to require DBC to repurchase all or a portion of the Warrant, and/or to require DBC to purchase some or all of the shares of Common Stock for which the Warrant was exercised, by surrendering for such purpose to DBC, at its principal office within the time period specified in the preceding subparagraph, the Warrant and/or a certificate or certificates representing the number of shares to be purchased accompanied by a written notice stating that it elects to require DBC to repurchase the Warrant or a portion thereof and/or to purchase all or a specified number of such shares in accordance with the provisions of this Paragraph 7. As promptly as practicable, and in any event within five business days after the surrender of the Warrant and/or such certificates and the receipt of such notice relating thereto, DBC shall deliver or cause to be delivered to the Holder: (i) the applicable Redemption Price (in immediately available funds) for the shares of Common Stock which it is not then prohibited under applicable law or regulation from purchasing, and/or (ii) the applicable Warrant Repurchase Price, and/or (iii) if the Holder has given DBC notice that less than the whole Warrant is to be repurchased and/or less than the full number of shares of Common Stock evidenced by the surrendered certificate or certificates are to be purchased, a new certificate or certificates, of like tenor, for the number of shares of Common Stock evidenced by such surrendered certificate or certificates less the number shares of Common Stock purchased and/or a new Warrant reflecting the fact that only a portion of the Warrant was repurchased.

     (e) To the extent that DBC is prohibited under applicable law or regulation, or as a result of administrative or judicial action, from repurchasing the Warrant and/or purchasing the Common Stock as to which the Holder has given notice of repurchase and/or redemption, DBC shall immediately so notify the Holder and thereafter deliver or cause to be delivered, from time to time to the Holder, the portion of the Warrant Repurchase Price and/or the Redemption Price which it is no longer prohibited from delivering, within five business days after the date on which DBC is no longer so prohibited; provided, however, that to the extent that DBC is at the time and after the expiration of 25 months, so prohibited from delivering the Warrant Repurchase Price and/or the Redemption Price, in full (and DBC hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals as promptly as practicable), DBC shall deliver to the Holder a new Warrant (expiring one year after delivery) evidencing the right of the Holder to purchase that number of shares of Common Stock representing the portion of the Warrant which DBC is then so prohibited from repurchasing, and/or DBC shall deliver to the Holder a certificate for the shares of Common Stock which DBC is then so prohibited from purchase, and DBC shall have no further obligation to repurchase such new Warrant or purchase such Common Stock; and provided further, that upon receipt of such notice and until five days thereafter the Holder may revoke its notice of repurchase of the Warrant and/or redemption of Common Stock by written notice to DBC at its principal office stating that the Holder elects to revoke its election to exercise its right to require DBC to repurchase the Warrant and/or purchase the Common Stock, whereupon DBC will promptly redeliver to the Holder the Warrant and/or the certificates representing shares of Common Stock surrendered to DBC for purposes of such repurchase and/or redemption, and DBC shall have no further obligation to repurchase such Warrant and/or purchase such Common Stock.

     (f) As used in this Agreement the following terms have the meanings indicated:

          (1) "ACQUIRING PERSON" shall mean any "PERSON" (hereinafter defined) who or which is the "BENEFICIAL OWNER" (hereinafter defined) of 25% or more of the Common Stock;

          (2) A "PERSON" shall mean any individual, firm, corporation or other entity and shall also include any syndicate or group deemed to be a "PERSON" by operation of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended;

          (3) A Person shall be a "BENEFICIAL OWNER", and shall have "BENEFICIAL OWNERSHIP," of all securities:

              (i) which such Person or any of its Affiliates (as hereinafter defined) beneficially owns, directly or indirectly; and

              (ii) which such Person or any of its Affiliates or Associates has
(1) the right to acquire (whether such right is exercisable immediately or only after the passage of time or otherwise) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any proxy, power of attorney, voting trust, agreement, arrangement or understanding; and

          (4) "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the regulations promulgated by the SEC under the Securities and Exchange Act of 1934, as amended.

     8. Remedies. Without limiting the foregoing or any remedies available to FFC, it is specifically acknowledged that FFC would not have an adequate remedy at law for any breach of this Warrant Agreement and shall be entitled to specific performance of DBC's obligations under, and injunctive relief against any actual or threatened violation of the obligations of any Person subject to, this Agreement.

     9. Miscellaneous.

     (a) The representations, warranties, and covenants of DBC set forth in the Merger Agreement are hereby incorporated by reference in and made a part of this Agreement, as if set forth in full herein.

     (b) This Agreement, the Warrant and the Merger Agreement set forth the entire understanding and agreement of the parties hereto and supersede any and all prior agreements, arrangements and understandings, whether written or oral, relating to the subject matter hereof and thereof. No amendment, supplement, modification, waiver, or termination of this Agreement shall be valid and binding unless executed in writing by both parties.

     (c) This Agreement shall be deemed to have been made in, and shall be governed by and interpreted in accordance with the substantive laws of, the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the day and year first above written.

     FULTON FINANCIAL CORPORATION


     By:      /s/ Rufus A. Fulton, Jr.
              --------------------------------------
              Rufus A. Fulton, Jr., President and Chief
               Executive Officer

     Attest:  /s/ William R. Colmery
              --------------------------------------
              William R. Colmery, Secretary

     DROVERS BANCSHARES CORPORATION


     By:      /s/ A. Richard Pugh
              --------------------------------------
              A. Richard Pugh, Chairman, President and
               Chief Executive Officer


     Attest:  /s/ John D. Blecher
              --------------------------------------
              John D. Blecher, Secretary

                                    EXHIBIT B

                                     WARRANT

                   TO PURCHASE UP TO 1,250,000 SHARES OF THE
                          COMMON STOCK, NO PAR VALUE,

                                       OF

                         DROVERS BANCSHARES CORPORATION

     This is to certify that, for value received, FULTON FINANCIAL CORPORATION ("FFC") or any permitted transferee (FFC or such transferee being hereinafter called the "HOLDER") is entitled to purchase, subject to the provisions of this Warrant, from DROVERS BANCSHARES CORPORATION, a Pennsylvania corporation ("DBC"), at any time on or after the date hereof, an aggregate of up to 1,250,000 fully paid and non-assessable shares of common stock, no par value (the "COMMON STOCK"), of DBC at a price per share equal to $19.75, subject to adjustment as herein provided (the "EXERCISE PRICE").

     1. Exercise of Warrant. Subject to the provisions hereof and the limitations set forth in Paragraph 2 of a Warrant Agreement of even date herewith by and between FFC and DBC (the "WARRANT AGREEMENT"), which Warrant Agreement was entered into in connection with the Merger Agreement of even date between FFC and DBC (the "MERGER AGREEMENT"), this Warrant may be exercised in whole or in part or sold, assigned or transferred at any time or from time to time on or after the date hereof. This Warrant shall be exercised by presentation and surrender hereof to DBC at the principal office of DBC, accompanied by (i) a written notice of exercise, (ii) payment to DBC, for the account of DBC, of the Exercise Price for the number of shares of Common Stock specified in such notice, and (iii) a certificate of the Holder specifying the event or events which have occurred and entitle the Holder to exercise this Warrant. The Exercise Price for the number of shares of Common Stock specified in the notice shall be payable in immediately available funds.

     Upon such presentation and surrender, DBC shall issue promptly (and within one business day if requested by the Holder) to the Holder or its assignee, transferee or designee the number of shares of Common Stock to which the Holder is entitled hereunder. DBC covenants and warrants that such shares of Common Stock, when so issued, will be duly authorized, validly issued, fully paid and non-assessable, and free and clear of all liens and encumbrances.

     If this Warrant should be exercised in part only, DBC shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares of Common Stock issuable hereunder. Upon receipt by DBC of this Warrant, in proper form for exercise, and subject to the limitations set forth in paragraph 2 of the Warrant Agreement, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of DBC may then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. DBC shall pay all expenses, and any and all United States federal, state and local taxes and other charges, that may be payable in connection with the preparation, issue and delivery of stock certificates pursuant to this Paragraph
1 in the name of the Holder or its assignee, transferee or designee.

     2. Reservation of Shares; Preservation of Rights of Holder.

     DBC shall at all times, while this Warrant is outstanding and unexercised, maintain and reserve, free from preemptive rights, such number of authorized but unissued shares of Common Stock as may be necessary so that this Warrant may be exercised without any additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of Common Stock at the time outstanding. DBC further agrees that (i) it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or omission, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder or under the Warrant Agreement by DBC, (ii) it will promptly take all action (including (A) complying with all pre-merger notification, reporting and waiting period requirements specified in 15 U.S.C. (S)18a and the regulations promulgated thereunder and (B) in the event that, under Section 3 of the Bank Holding Company Act of 1956, as amended (12 U.S.C. (S)1842(a)(3)), or the Change in Bank Control Act of 1978, as amended (12 U.S.C. (S)1817(j)), prior approval of the Board of Governors of the Federal Reserve System (the "BOARD") is necessary before this Warrant may be exercised, cooperating fully with the Holder in preparing any and all such applications and providing such information to the Board as the Board may require) in order to permit the Holder to exercise this Warrant and DBC duly and effectively to issue shares of its Common Stock hereunder, and (iii) it will promptly take all action necessary to protect the rights of the Holder against dilution as provided herein.

     3. Fractional Shares. DBC shall not be required to issue fractional shares of Common Stock upon exercise of this Warrant but shall pay for any fractional shares in cash or by check at the Exercise Price.

     4. Exchange or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof at the principal office of DBC for other warrants of different denominations entitling the Holder to purchase in the aggregate the same number of shares of Common Stock issuable hereunder. The term "WARRANT" as used herein includes any warrants for which this Warrant may be exchanged. Upon receipt by DBC of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, DBC will execute and deliver a new Warrant of like tenor and date.

     5. Repurchase. The Holder shall have the right to require DBC to repurchase all or any shares of Common Stock for which this Warrant was exercised or all or any portion of this Warrant under the terms and subject to the conditions of Paragraph 7 of the Warrant Agreement.

     6. Adjustment. The number of shares of Common Stock issuable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as provided in this Paragraph 6.

          (A) Stock Dividends, etc.

              (1) Stock Dividends. In case DBC shall pay or make a dividend or other distribution on any class of capital stock of DBC in Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased by multiplying such number of shares by a fraction of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such distribution and the numerator shall be the sum of such number of shares and the total number of shares of Common Stock constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following such distribution.

              (2) Subdivisions. In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the date upon which such subdivision or combination becomes effective.

              (3) Reclassifications. The reclassification of Common Stock into securities (other than Common Stock) and/or cash and/or other consideration shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number or amount of securities and/or cash and/or other consideration outstanding immediately thereafter and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective," or "the day upon which such combination becomes effective," as the case may be, within the meaning of clause (2) above.

              (4) Optional Adjustments. DBC may make such increases in the number of shares of Common Stock issuable upon exercise of this Warrant, in addition to those required by this subparagraph (A), as shall be determined by its Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for federal income tax purposes to the recipients.

              (5) Adjustment to Exercise Price. Whenever the number of shares of Common Stock issuable upon exercise of this Warrant is adjusted as provided in this Paragraph 6(A), the Exercise Price shall be adjusted by a fraction in which the numerator is equal to the number of shares of Common Stock issuable prior to the adjustment and the denominator is equal to the number of shares of Common Stock issuable after the adjustment.

          (B) Certain Sales of Common Stock.

              (1) Adjustment to Shares Issuable. If and whenever DBC sells or otherwise issues (other than under circumstances in which Paragraph 6(A) applies or pursuant to options to purchase Common Stock that are outstanding on the date hereof or subsequently issued pursuant to DBC stock option or stock purchase plans (including the dividend reinvestment plan in effect on the date hereof), any shares of Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased by multiplying such number of shares by a fraction, the denominator of which shall be the number shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such sale or issuance and the numerator of which shall be the sum of such number of shares and the total number of shares constituting such sale or other issuance, such increase to become effective immediately after the opening of business on the day following such sale or issuance.

              (2) Adjustment to Exercise Price. If and whenever DBC sells or otherwise issues any shares of Common Stock (excluding any stock dividend or other issuance not for consideration to which Paragraph 6(A) applies or pursuant to options to purchase Common Stock that are outstanding on the date hereof or subsequently issued pursuant to DBC stock option or stock purchase plans (including the dividend reinvestment plan) in effect on the date hereof), for a consideration per share which is less than the Exercise Price at the time of such sale or other issuance, then in each such case the Exercise Price shall be forthwith changed (but only if a reduction would result) to the price (calculated to the nearest cent) determined by dividing: (i) an amount equal to the sum of (aa) the number of shares of Common Stock outstanding immediately prior to such issue or sale, multiplied by the then effective Exercise Price, plus (bb) the total consideration, if any, received and deemed received by DBC upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale.

          (C) Definition. For purposes of this Paragraph 6, the term "COMMON STOCK" shall include (1) any shares of DBC of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of DBC and which is not subject to redemption by DBC, and (2) any rights or options to subscribe for or to purchase shares of Common Stock or any stock or securities convertible into or exchangeable for shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter called "CONVERTIBLE SECURITIES"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable. For purposes of any adjustments made under Paragraph 6(A) or 6(B) as a result of the distribution, sale or other issuance of rights or options or Convertible Securities, the number of Shares of Common Stock outstanding after or as a result of the occurrence of events described in Paragraph 6(A)(1) or 6(B)(1) shall be calculated by assuming that all such rights, options or Convertible Securities have been exercised for the maximum number of shares issuable thereunder. If an adjustment is made at any time because of the subsequent issuance of any right or option described in clause (2) of the first sentence of this Section (C), no adjustment shall be made when shares are subsequently issued; provided further, that no adjustment shall be made for issuances pursuant to options to purchase Common Stock that are outstanding on the date hereof or subsequent issuances of Common Stock pursuant to DBC stock option or stock purchase plans (including the dividend reinvestment plan) in effect on the date hereof.

     7. Notice. (A) Whenever the number of shares of Common Stock for which this Warrant is exercisable is adjusted as provided in Paragraph 6, DBC shall promptly compute such adjustment and mail to the Holder a certificate, signed by the principal financial officer of DBC, setting forth the number of shares of Common Stock for which this Warrant is exercisable as a result of such adjustment having become effective.

        (B) Upon the occurrence of any event which results in the Holder having the right to require DBC to repurchase shares of Common Stock for which this Warrant was exercised or this Warrant, as provided in Paragraph 7 of the Warrant Agreement, DBC shall promptly notify the Holder of such event; and DBC shall promptly compute the Redemption Price or the Warrant Repurchase Price and furnish to the Holder a certificate, signed by the principal financial officer of DBC, setting forth the Redemption Price or the Warrant Repurchase Price, as applicable, and the basis and computation thereof.

     8. Rights of the Holder. (A) Without limiting the foregoing or any remedies available to the Holder, it is specifically acknowledged that the Holder would not have an adequate remedy at law for any breach of the provisions of this Warrant and shall be entitled to specific performance of DBC's obligations under, and injunctive relief against any actual or threatened violation of the obligations of any Person (as defined in Paragraph 7 of the Warrant Agreement) subject to, this Warrant.

        (B) The Holder shall not, by virtue of its status as Holder, be entitled to any rights of a shareholder in DBC.

     9. Termination. This Warrant and the rights conferred hereby shall terminate (i) upon the Effective Time of the Merger provided for in the Merger Agreement, (ii) upon a valid termination of the Merger Agreement (except a termination pursuant to Section 8.1(b)(iii) of the Merger Agreement) unless an event described in Paragraph 2 of the Warrant Agreement (including the occurrence of an event described in paragraph (iv)(A) therein) occurs prior to such termination in which case this Warrant and the rights conferred hereby, shall not terminate until 12 months after the occurrence of such event, or (iii) to the extent this Warrant has not previously been exercised, 12 months after the occurrence of an event described in Paragraph 2 of the Warrant Agreement (unless termination of the Merger Agreement in accordance with its terms (other than under Section 8.1(b)(iii) thereof) occurs prior to the occurrence of such event, in which case (ii) above shall apply).

     10. Governing Law. This Warrant shall be deemed to have been delivered in, and shall be governed by and interpreted in accordance with the substantive laws of, the Commonwealth of Pennsylvania. In the event of any inconsistency between this Warrant and the terms of the Warrant Agreement, the terms of the Warrant Agreement shall govern.

Dated: December 27, 2000


     DROVERS BANCSHARES CORPORATION


     By:      /s/ A. Richard Pugh
              ------------------------
              A. Richard Pugh, Chairman, President and
               Chief Executive Officer

     Attest:  /s/ John D. Blecher
              ------------------------
              John D. Blecher, Secretary

                               EXHIBIT C

                              EMPLOYMENT AGREEMENT

     Employment Agreement dated as of December 27, 2000, between Fulton Bank, a Pennsylvania bank and trust company (the "Bank"), and A. Richard Pugh (the "Executive").

                                   BACKGROUND

     Executive is currently employed as the Chairman, President and Chief Executive Officer of The Drovers & Mechanics Bank ("Drovers Bank"). Drovers Bank's parent, Drovers Bancshares Corporation ("DBC"), and Fulton Financial Corporation ("FFC") have entered into an Agreement and Plan of Merger of even date (the "Merger Agreement") providing for the merger (the "Merger") of DBC with and into FFC. Following the effective date of the Merger, the Bank, a wholly-owned subsidiary of FFC into which Drovers Bank is to be merged following the Merger, desires to employ Executive, and Executive desires to be employed by the Bank, on the terms and conditions contained in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1. CAPACITY AND DUTIES.

           1.1. Employment: Acceptance of Employment. The Bank hereby employs Executive and Executive hereby agrees to continue employment by the Bank for the period and upon the terms and conditions hereinafter set forth.

           1.2. Capacity and Duties.

                (a) Executive shall serve as Chairman, President and Chief Executive Officer of the division of the Bank to be known as "Drovers Bank, a division of Fulton Bank", or similar designation authorized by the Pennsylvania Department of Banking (and to which the Federal Deposit Insurance Corporation has no objection) or any successor thereto (the "Drovers Division"). Executive shall perform such other duties and shall have such authority consistent with his position as may from time to time reasonably be specified by the President and Chief Executive Officer of the Bank (the "President"). Executive shall report directly to the President and shall perform his duties for the Bank principally at the Bank's offices located in, or at such other locations determined by the President within a 25 mile radius of, York, Pennsylvania, except for periodic travel that may be necessary or appropriate in connection with the performance of Executive's duties hereunder.

                (b) Executive shall devote his full working time, energy, skill and best efforts to the performance of his duties hereunder, in a manner that will faithfully and diligently further the business and interests of the Bank, and shall not be employed by or participate or engage in or be a part of in any manner the management or operation of any business enterprise other than the Bank without the prior written consent of the President, which consent may be granted or withheld in his or her sole discretion.

SECTION 2. TERM OF EMPLOYMENT.

           2.1. Term. The term of Executive's employment hereunder shall commence on the effective date of the Merger and shall terminate on the first business day of the month following Executive's sixty-fifth (65th) birthday, unless further extended or sooner terminated in accordance with the provisions hereof.

SECTION 3. COMPENSATION.

           3.1. Basic Compensation. As compensation for Executive's services during the year during which the Merger becomes effective, the Bank shall pay to Executive a salary at the annual rate equal to $380,000 (inclusive of any holiday bonus paid by the Bank), payable in periodic installments in accordance with the Bank's regular payroll practices in effect from time to time. For years subsequent to such year, Executive's salary shall be at least in the amount of his salary for such initial year with such increases, if any, as may be established by the President in consultation with Executive. Executive's annual salary, as determined in accordance with this Section 3.1, is hereinafter referred to as his "Base Salary".

           3.2. Employee Benefits. In addition to the compensation provided for in Section 3.1, Executive shall be entitled during the term of his employment to participate in such of the Bank's employee retirement and welfare benefit plans and other benefit programs, including but not limited to medical and disability benefit programs and stock option plans, as may from time to time be provided for similarly situated executive officers of FFC's subsidiary banks (such benefits shall be, in the aggregate, no less favorable than the benefits currently being received by Executive from DBC and Drovers Bank).

     3.3. Vacation. Executive shall be entitled to six (6) weeks paid vacation during each year under the term of his employment with the Bank.

     3.4. Expense Reimbursement. During the term of his employment, the Bank shall reimburse Executive for all reasonable expenses incurred by him in connection with the performance of his duties hereunder in accordance with its regular reimbursement policies as in effect from time to time and upon receipt of itemized vouchers therefor and such other supporting information as the Bank may reasonably require.

SECTION 4. TERMINATION OF EMPLOYMENT.

           4.1. Voluntary Termination. In the event Executive's employment is voluntarily terminated by Executive not for Good Reason prior to occurrence of an event listed in Subsections (a), (b), (e) or (f) of Section 4.3 herein, the Bank shall be obligated to continue to pay all of the consideration provided in
Section 3.1 and Section 3.2 above for the shorter of (a) three years from the date of termination or (b) the then remaining term of this Agreement. Upon making the payments described in this Section 4.1, the Bank shall have no further obligation to Executive hereunder.

           4.2. Termination Without Cause; Termination for Good Reason.

                (a) In the event:

                    (i) Executive's employment is terminated by the Bank for any reason other than "Cause", (as defined herein); or

                    (ii) Executive's employment is terminated by Executive for "Good Reason" (as defined herein);

then the Bank shall continue to pay Executive all of the consideration provided for in Section 3.1 above during the remainder of the term of this Agreement, subject to the applicable provisions thereof. Executive shall also continue to receive employee benefits cited in Section 3.2.

                (b) As used in this Section 4, the terms "persons" and "beneficial owners" have the same meanings as such terms under Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

                (c) As used herein, the term "Good Reason" shall mean the following:

                    (i) material breach of the Bank's material obligations under this Agreement, provided that the Bank has not remedied such breach after notice and a reasonable opportunity to cure;

                    (ii) any decrease in Executive's Base Salary as increased during his term of employment pursuant to this Agreement (except for decreases that are in conjunction with decreases in executive salaries generally), any material reduction in Executive's duties or authority, and any material reduction in Executive's employee benefits below those required to be provided from time to time pursuant to Section 3.2 and 3.3; or

                    (iii) The Bank requiring Executive to be based at a location outside a 25 mile radius of York, Pennsylvania, except for reasonably required travel on the Bank's business.

     4.3. Termination for Cause. Executive's employment hereunder shall terminate immediately upon notice that the President is terminating Executive for "Cause" (as defined herein), in which event the Bank shall not thereafter be obligated to make any further payments hereunder other than amounts (including salary, expense reimbursement, etc.) accrued under this Agreement as of the date of such termination in accordance with generally accepted accounting principles. As used herein, "Cause" shall mean the following, provided that, in the case of circumstances described in clauses (c) through (d) below, Executive has failed to remedy the circumstances to the satisfaction of the President within 30 days following notice thereof to Executive:

                    (a) fraud committed in connection with Executive's employment, dishonesty, theft, misappropriation or embezzlement of the Bank's funds;

                    (b) conviction of any felony, crime involving fraud or misrepresentation, or of any other crime (whether or not connected with his employment) the effect of which is likely to adversely affect the Bank or its affiliates;

                    (c) repeated and consistent failure of Executive to be present at work during normal business hours unless the absence is because of a disability as described in Section 4.4;

                    (d) insubordination, gross incompetence or misconduct in the performance of, or gross neglect of, Executive's duties hereunder;

                    (e) use of alcohol or other drugs which interferes with the performance by Executive of his duties; or

                    (f) conduct on the part of Executive that brings public discredit or injures the reputation of the Bank, the Drovers Division or FFC.

     4.4. Benefits Following Death or Disability. If Executive should die or become permanently disable, (as determined under the Bank's long-term disability plan or if no such plan then exists by a physician selected by the Bank's Board of Directors) during the term of this Agreement, payments, pursuant to Section
3.1 and benefits pursuant to Section 3.2 hereto, shall continue to be made to the disabled Executive or to the Executive's designated beneficiary, as applicable, for a period equal to the shorter of (a) three (3) years from the date Executive's employment is terminated by the Bank due to disability or, as applicable three (3) years from the termination of employment due to death, or
(b) the remaining term of this Agreement.

     4.5. Death or Disability Following Termination of Employment. Executive's disability or death following his termination pursuant to Section 4.1 or Section
4.2 shall not effect his, or if applicable, the right of his beneficiaries to receive the payments for the balance of the period described in Section 4.1 or
Section 4.2 as applicable.

     4.6. Beneficiary Designation. Executive may, at any time, by written notice to the Bank, name one or more beneficiaries of any benefits which may become payable by the Bank pursuant to this Agreement. If Executive fails to designate a beneficiary any benefits to be paid pursuant to this Agreement shall be paid to Executive's estate.

     4.7. COBRA. In the event the Executive's termination pursuant to Section
4.1 or Section 4.2 hereto, Executive's right to elect continuation of health and medical coverage pursuant to Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") shall commence upon the completion of the payment of benefits to Executive Pursuant to those sections, respectively.

SECTION 5. RESTRICTIVE COVENANTS.

     5.1. Confidentiality. Executive acknowledges a duty of confidentiality owed to the Bank and shall not, at any time during or after his employment by the Bank, retain in writing, use, divulge, furnish, or make accessible to anyone, without the express authorization of the President, any trade secret, private or confidential information or knowledge of the Bank or any of its affiliates obtained or acquired by him while so employed. All computer software, business cards, customer lists, price lists, contract forms, catalogs, books, records, files and know-how acquired while an employee of the Bank, are acknowledged to be the property of the Bank and shall not be duplicated, removed from the Bank's possession or made use of other than in pursuit of the Bank's business and, upon termination of employment for any reason, Executive shall deliver to the Bank, without further demand, all copies thereof which are then in his possession or under his control.

     5.2. Non-Competition and Nonsolicitation. Executive shall not, during the term of employment hereunder and for a period of two (2) years thereafter (unless following Executive's termination of employment this Section 5.2 is validly terminated under Section 5.4 herein), directly or indirectly:

          (a) engage, anywhere in a county in which a branch office of the Bank is then located, in commercial banking;

          (b) be or become an officer, director or employee or agent of, or a consultant to or give financial or other assistance to any person or entity considering engaging in commercial banking or so engaged;

          (c) seek in competition with the business of the Bank or FFC to procure orders from or do business with any customer of the Bank or FFC;

          (d) solicit, or contact with a view to the engagement or employment by, any person or entity of any person who is an employee of the Bank or FFC;

          (e) seek to contract with or engage (in such a way as to adversely affect or interfere with the business of the Bank or FFC) any person or entity who has been contracted with or engaged to provide goods or services to the Bank; or

          (f) engage in or participate in any effort or act to induce any of the customers, associates, consultants, or employees of the Bank, FFC or any of their affiliates to take any action which might be disadvantageous to the Bank, FFC or any of their affiliates; provided, however, that nothing herein shall prohibit the Executive and his affiliates from owning, as passive investors, in the aggregate not more than 5% of the outstanding publicly traded stock of any corporation so engaged.

     For the purpose of the foregoing, FFC shall be deemed to refer to FFC and all of its present or future affiliates.

     5.3. Injunctive and Other Relief.

          (a) Executive acknowledges and agrees that the covenants contained herein are fair and reasonable in light of the consideration paid hereunder, and that damages alone shall not be an adequate remedy for any breach by Executive of his covenants which then apply and accordingly expressly agrees that, in addition to any other remedies which the Bank may have, the Bank shall be entitled to injunctive relief in any court of competent jurisdiction for any breach or threatened breach of any such covenants by Executive. Nothing contained herein shall prevent or delay the Bank from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or intended breach by Executive of any of its obligations hereunder.

          (b) Notwithstanding the equitable relief available to the Bank, the Executive, in the event of a breach of his covenants contained in Section 5 hereof, understands and agrees that the uncertainties and delay inherent in the legal process would result in a continuing breach for some period of time, and therefore, continuing injury to the Bank until and unless the Bank can obtain such equitable relief. Therefore, in addition to such equitable relief, the Bank shall be entitled to monetary damages for any such period of breach until the termination of such breach, in an amount deemed reasonable to cover all actual and consequential losses, plus all monies received by Executive as a result of said breach and all costs and attorney's fees incurred by the Bank in enforcing this Agreement. If Executive should use or reveal to any other person or entity any confidential information, this will be considered a continuing violation on a daily basis for so long a period of time as such confidential information is made use of by Executive or any such other person or entity.

     5.4. Election of Terminate Benefits. If Executive's employment has been terminated pursuant to Section 4.1 or Section 4.2 hereto, Executive may elect to terminate the continuation of benefit payments pursuant to Section 4.1 and 4.2 respectively by delivering written notice to the Bank in which event the restrictions set forth in Sections 5.2(a), (b) and (c) shall immediately expire and have no further force and effect. Executive's election pursuant to this
Section 5.4 shall not effect the Bank's rights of confidentiality pursuant to
Section 5.1 hereto. Executive's election pursuant to this Section 5.4 shall not effect his rights to benefits under any other arrangements or programs of the Bank, including the plans described in Section 6.10 hereto.

SECTION 6. MISCELLANEOUS.

     6.1. Invalidity. If any provision hereof is determined to be invalid or unenforceable by a court of competent jurisdiction, Executive shall negotiate in good faith to provide the Bank with protection as nearly equivalent to that found to be invalid or unenforceable and if any such provision shall be so determined to be invalid or unenforceable by reason of the duration or geographical scope of the covenants contained therein, such duration or geographical scope, or both, shall be considered to be reduced to a duration or geographical scope to the extend necessary to cure such invalidity.

     6.2. Assignment: Benefit. This Agreement shall not be assignable by Executive, and shall be assignable by the Bank only to any affiliate or to any person or entity which may become a successor in interest (by purchase of assets or stock, or by merger, or otherwise) to the Bank in the business or a portion of the business presently operated by it. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto and each of their respective permitted successors, assigns, heirs, executors and administrators.

     6.3. Notices. All notices hereunder shall be in writing and shall be sufficiently given if hand-delivered, sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested or by telegram, fax or telecopy (confirmed by U. S. mail), receipt acknowledged, addressed as set forth below or to such other person and/or at such other address as may be furnished in writing by any party hereto to the other. Any such notice shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor, in all other cases. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given as provided in this Agreement; provided that nothing herein shall be deemed to affect the right of any party to serve process in any other manner permitted by law.

     (a)  If to the Bank:

     Fulton Bank
     One Penn Square
     Lancaster, PA  17604
     Attention:
                -----------------

     (b)  If to Executive:

     A. Richard Pugh
     70 Walden Court
     York, PA  17404

     6.4. Entire Agreement and Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters contemplated herein and except for the agreements and plans described in Section
6.10 supersedes all prior agreements and understandings with respect thereto. The existing AMENDED AND RESTATED CHANGE OF CONTROL AGREEMENT, dated September 30, 1999, between DBC and Drovers Bank and Executive shall be terminated, with no further rights or obligations thereunder due to or from either party, as of the effective date of the Merger. Any amendment, modification, or waiver of this Agreement shall not be effective unless in writing and agreed and executed by the Bank and the Executive. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege shall preclude any other or further exercise of the same or of any other right, remedy, power, or privilege with respect to any occurrence and such failure or delay to exercise any right shall be construed as a waiver of any right, remedy, power, or privilege with respect to any other occurrence.

     6.5. Governing Law. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania (and United States federal law, to the extent applicable), without giving effect to otherwise applicable principles of conflicts of law.

     6.6. Headings; Counterparts. The headings of paragraphs in this Agreement are for convenience only and shall not affect its interpretation. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to constitute but one and the same Agreement.

     6.7. Further Assurances. Each of the parties hereto shall execute such further instruments and take such other actions as any other party shall reasonably request in order to effectuate the purposes of this Agreement.

     6.8. Section 280G. Notwithstanding any other provisions of this Agreement or any other agreement entered into by Executive and the Bank, except any agreement which expressly modifies this Section 6.8 ("Other Agreement"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by the Bank for the direct or indirect provision of compensation to Executive (including groups of participants or beneficiaries of which Executive is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for Executive (a "Benefit Plan"), Executive shall not have any right to receive any payment or other benefit under this Agreement, any Other Agreement, or any Benefit Plan if such payment or benefit, taking into account all other payments or benefits to or for Executive under this Agreement, all Other Agreements, and all Benefit Plans, would cause any payment to Executive under this Agreement to be considered a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code as then in effect (a "Parachute Payment"). In the event that the receipt of any such payment or benefit under this Agreement, any Other Agreement, or any Benefit Plan would cause Executive to be considered to have received a Parachute Payment under this Agreement or any Other Agreement, then Executive shall have the right, in Executive's sole discretion, to designate those payments or benefits under this Agreement, any Other Agreements and/or any Benefit Plans, which should be reduced, amended or eliminated so as to avoid having the payment to Executive under this Agreement or any Other Agreement to be deemed to be a Parachute Payment.

     6.9. Attorneys' Fees and Related Expenses. All attorneys' fees and related expenses incurred by Executive in connection with or relating to enforcement by him of his rights under this Agreement shall be paid in full by the Bank provided Executive prevails in connection with enforcing his rights under this Agreement.

     6.10. Other Plans. The Bank hereby acknowledges that DBC and Drovers Bank and Executive are parties to a Salary Continuation Agreement, an Executive Bonus Agreement and that Executive is a participant in a Group Term Replacement Plan (Split Dollar Life Insurance) and medical reimbursement plan provided by DBC and Drovers Bank for Executive. The Bank hereby acknowledges and agrees that this Agreement is not intended to reduce, restrict or eliminate any benefit to which Executive is entitled under these plans and agreements. The Bank acknowledges and agrees, as successor in interest to Drovers Bank, that it has, by virtue of the merger, assumed the obligations to Executive Pursuant to these plans and agreements and that these plans and agreements shall continue in effect following Executive's employment with the Bank.

     6.11. Mitigation. Executive shall not be required to mitigate the amount of any payment or benefit provided for in Section 4 hereto by seeking employment or otherwise and the Bank shall not be entitled to setoff against the amount of any payments made pursuant to Section 4 hereto with respect to any compensation earned by Executive arising from other employment.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

     FULTON BANK


     By:
             ------------------------
     Title:
             ------------------------



             ------------------------
             A. Richard Pugh

                                    EXHIBIT D

                                                     _____________________, 2001

Fulton Financial Corporation
One Penn Square
Lancaster, PA  17602

     RE:  Merger of Drovers Bancshares Corporation with and into
          Fulton Financial Corporation

Ladies and Gentlemen:

     We have acted as counsel to Drovers Bancshares Corporation ("DBC") in connection with the negotiation and consummation of an Agreement and Plan of Merger dated December 27, 2000 (the "Agreement"), by and between DBC and Fulton Financial Corporation ("FFC").

     Upon consummation of the Agreement: (i) DBC will merge with and into FFC (the "Merger"), (ii) FFC will survive the Merger, and (iii) each of the issued and outstanding shares of the common stock of DBC, no par value per share (the "DBC Common Stock") will be converted into 1.24 shares of the $2.50 par value common stock of FFC.

     The opinions contained in this letter are provided to you pursuant to
Section 7.2(c) of the Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

     In our capacity as counsel to DBC, we have reviewed the following:

     (a) The Agreement;

     (b) The Warrant Agreement dated December ____, 2000 between DBC and FFC (the "Warrant Agreement") pursuant to which FFC acquired a Warrant to purchase ___________ shares of DBC Common Stock (the "Warrant");

     (c) The Articles of Merger dated ____________________, 2001, to be filed with the Department of State of Pennsylvania;

     (d) The Articles of Incorporation (certified by the Pennsylvania Department of State) and Bylaws, each as amended, of DBC;

     (e) The Articles of Incorporation (certified by the Pennsylvania Department of State) and Bylaws, each as amended, of The Drovers & Mechanics Bank, DBC's sole banking subsidiary ("Drovers Bank");

Fulton Financial Corporation
           , 20000
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Page 2

     (f) Resolutions adopted by the Board of Directors of DBC on December ____, 2000, relating to the adoption and approval of the Agreement, the Warrant Agreement, the Warrant, and related matters;

     (g) Minutes of the special/annual meeting of DBC's shareholders held on ____________________, 2001 at which the Agreement was adopted and approved.

     (h) A certificate of the Secretary of DBC dated as of the date hereof verifying certain factual matters;

     (i) A certificate of DBC's transfer agent dated as of the date hereof as to the number of outstanding shares of DBC Common Stock as of ____________;

     (j) A Closing Certificate of the President and Chief Executive Officer and the Secretary of DBC, dated as of the date hereof issued pursuant to Section 7.2
(j) of the Agreement;

     (k) A certificate from the Pennsylvania Department of State dated ____________________, 2001, stating that DBC is incorporated and subsisting as a corporation under the laws of the Commonwealth of Pennsylvania;

     (l) A certificate from the Pennsylvania Department of State dated ________________, 2001, stating that Drovers Bank is a Pennsylvania bank incorporated and subsisting under the laws of the Commonwealth of Pennsylvania;

     (m) A certificate from the Federal Reserve Bank of Philadelphia (the "Reserve Bank"), dated ____________________, 2001, stating that DBC is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA");

     (n) A certificate from the Pennsylvania Department dated
____________________, 2001, stating that Drovers Bank has a certificate of authority to conduct business as a Pennsylvania chartered bank and trust company;

     (o) A certificate from the Federal Deposit Insurance Corporation, dated ____________________, 2001, stating that Drovers Bank is an insured bank under the Federal Deposit Insurance Act, as amended;

     (p) A letter from the Reserve Bank to _________________________, dated ____________________, 2001, approving the Merger.

Fulton Financial Corporation
           , 20000
-----------
Page 3


     (q) A notice from the Pennsylvania Department, dated ____________________, 2001, approving the Merger;

     (r) The Form S-4 Registration Statement (File No. ____________) filed by FFC with the Securities and Exchange Commission (the "SEC"), including the Proxy Statement/Prospectus contained therein (the "Proxy Statement/Prospectus"), and declared effective by the SEC on ____________________, 2001; and

     (s) Such other documents and materials as we have deemed necessary for the rendering of the following opinions.

     Our opinions set forth herein are subject to the following conditions, qualifications and assumptions:

     A. The conditions precedent to the obligations of the parties as set forth in the Agreement will have been satisfied, or will have been waived by the party or parties which are intended to benefit from such conditions, at the time of the Merger, and the Merger will be effected in strict accordance with the terms of the Agreement as modified to give effect to any binding waivers of conditions precedent.

     B. All factual matters set forth in certificates of officers of FFC or DBC that are or have been (i) provided to the FDIC, the Pennsylvania Department and the Reserve Bank in connection with the applications for approval of the Merger, or (ii) provided in connection with the Closing (as defined in Section 9.1 of the Agreement) of the transactions contemplated in the Agreement, are true and correct, and all signatures on such certificates are the genuine signatures of duly authorized officers.

     C. The laws covered by the opinions set forth below are limited to the laws of the United States and the laws of the Commonwealth of Pennsylvania and we express no opinion concerning the laws of any other jurisdiction.

     D. The opinions contained herein are solely as of the Effective Date, and we expressly disclaim any responsibility to modify or supplement said opinions in light of changes in law or in fact that may occur after the Effective Date.

     E. The opinions hereinafter expressed are qualified to the extent that (1) the enforceability or validity of any provision of the Agreement or any right granted thereunder may be subject to or affected by any bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar law relating to or affecting the rights of creditors generally, which law may be in effect from time to time; (2) the remedy of specific performance or any other remedy

Fulton Financial Corporation
           , 20000
-----------
Page 4


may be unavailable in any jurisdiction or may be withheld as a matter of judicial discretion; and (3) equitable principles may be applied in construing or enforcing the provisions of the Agreement or of any other instrument or document (regardless of whether enforcement is sought in a proceeding in equity or at law).

     F. In delivering the following opinions, we are assuming that you and each such other person have all requisite power and authority and have taken all necessary corporate or other action to enter into the Agreement and to effect such transactions. In particular, for the purposes of this opinion, we are assuming that FFC has all requisite power and authority, and has taken any and all necessary corporate, Board of Directors and stockholders action to execute and deliver the Agreement and all other agreements and documents provided for therein to which FFC is a party and that FFC has the power to perform their respective obligations thereunder. For the purposes of this opinion, we have also assumed that the Agreement and all other agreements and documents provided for therein to which FFC is a party are binding and enforceable obligations of FFC in accordance with their respective terms. In connection with this opinion, we have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or other copies, and the authenticity of the originals of such copies.

     G. In delivering the following opinions, we expressly exclude any opinions with respect to choice of law matters or the antitrust laws of the United States or the Commonwealth of Pennsylvania.

     H. A matter stated below to be "to our knowledge" refers only to the current actual knowledge of the attorneys currently with this firm who have rendered legal services to DBC in connection with the Merger, and reflects the fact that, while we have not been informed (based upon the foregoing examination or as a result of our representation of DBC) that the matter stated is factually incorrect, we have made no independent factual investigation with respect to such matter (other than as described above).

     I. The opinions contained herein may be relied upon solely by you and only in connection with the transactions contemplated in the Agreement and may not otherwise be used or relied upon by you or any other person for any purpose whatsoever, without in each instance our prior written consent. The opinions contained herein are limited to the matters specifically addressed in said opinions, and no other opinion may be inferred beyond the matters expressly addressed therein.

     Based upon, and subject to, the foregoing, we are of the opinion that:

Fulton Financial Corporation
           , 20000
-----------
Page 5

     (1) DBC is a business corporation that is incorporated and subsisting under the laws of the Commonwealth of Pennsylvania;

     (2) DBC is a bank holding company registered under the BHCA and has corporate power and authority to own and hold its properties and to carry on its business as described in the Proxy Statement/Prospectus;

     (3) Drovers Bank is a Pennsylvania state-chartered bank that is incorporated and subsisting under the laws of the Commonwealth of Pennsylvania and has corporate power and authority to own and hold its properties and to carry on its business as described in the Proxy Statement/Prospectus;

     (4) Drovers Bank is an insured bank under the provisions of the Federal Deposit Insurance Act;

     (5) The authorized capital of DBC consists exclusively of 15,000,000 shares of DBC Common Stock, no par value per share.

     (6) To our knowledge, __________ shares of DBC Common Stock are issued and outstanding and, except for __________ shares of DBC Common Stock reserved for issuance upon the exercise of stock options granted under DBC's Stock Option Plans, said options to be converted to options to acquire stock in FFC pursuant to the terms of the Agreement, and ___________ shares of DBC's Common Stock reserved for issuance upon the exercise of the Warrant, there are no outstanding obligations, options or rights of any kind entitling other persons to purchase or sell any shares of DBC's Common Stock and there are no outstanding securities or other instruments of any kind that are convertible into such shares;

     (7) The authorized capital of Drovers Bank consists exclusively of __________ shares of common stock, par value $_______ per share (the "Drovers Bank Common Stock"), of which to our knowledge, ________ shares are issued and outstanding, and no shares are held as treasury shares;

     (8) To our knowledge, all outstanding shares of Drovers Bank Common Stock are owned beneficially and of record by DBC;

     (9) To our knowledge, there are no outstanding obligations, options, or rights of any kind entitling other persons to purchase or sell any shares of Drovers Bank Common Stock and there are no outstanding securities or other instruments of any kind convertible into such shares;

Fulton Financial Corporation
           , 20000
-----------
Page 6


     (10) The Agreement has been duly executed and delivered by DBC and, assuming due authorization, execution, and delivery by FFC, constitutes a valid and binding obligation of DBC;

     (11) The performance of the Agreement by DBC will not violate the Articles of Incorporation or Bylaws, as amended, of DBC or Drovers Bank, any applicable statute, rule, regulation of the United States or the Commonwealth of Pennsylvania, or, to our knowledge, any order, decree, directive, consent agreement, memorandum of understanding, or Material Contract to which DBC or Drovers Bank is a party or by which any of their properties are bound;

     (12) To our knowledge, there is no action, suit, or proceeding pending or threatened of the kind contemplated under Section 7.1(f) of the Agreement;

     (13) To our knowledge, there is no action, suit or proceeding pending or threatened against DBC or Drovers Bank (except as already described to FFC in Schedule 3.13 to the Merger Agreement) that, if determined adversely to DBC or Drovers Bank would have a material and adverse effect upon the condition (financial or otherwise), assets, liabilities or business operations of DBC or Drovers Bank; and

     (14) No consent, approval, authorization, or order of any federal, state, or local court or governmental authority is required to be obtained by DBC in connection with the consummation of the Merger, other than such consents, approvals, authorizations, and orders as have already been obtained prior to the Closing.

Fulton Financial Corporation
           , 20000
-----------



                              Very truly yours,



                              By:
                                   -----------------------

                                    EXHIBIT E

                                                      ____________________, 2001


Drovers Bancshares Corporation
30 South George Street
York, PA  17401

     RE: Merger of Drovers Bancshares Corporation with and into Fulton Financial Corporation

Ladies and Gentlemen:

     We have acted as counsel to Fulton Financial Corporation ("FFC") in connection with the negotiation and consummation of an Agreement and Plan of Merger dated December 27, 2000 (the "Agreement"), by and between FFC and Drovers Bancshares Corporation ("DBC").

     Upon consummation of the Agreement: (i) DBC will merge with and into FFC (the "Merger"), (ii) FFC will survive the Merger, and (iii) each of the issued and outstanding shares of the common stock of DBC, no par value per share (the "DBC Common Stock") will be converted into 1.24 shares of the $2.50 par value common stock of FFC (the "FFC Common Stock") as set forth in the Agreement.

     The opinions contained in this letter are provided to you pursuant to
Section 7.3(c) of the Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

     In our capacity as counsel to FFC, we have reviewed the following documents:

     (a)  The Agreement;

     (b) The Warrant Agreement dated December ____, 2000 between DBC and FFC, pursuant to which FFC acquired a Warrant to purchase _________ shares of DBC Common Stock;

     (c) The Articles of Merger dated _____________________, 2001, to be filed with the Department of State of the Commonwealth of Pennsylvania.

     (d) The Articles of Incorporation and Bylaws, each as amended, of FFC;

     (e) Resolutions adopted by the Board of Directors of FFC on December 19, 2000, with respect to the Agreement and related matters;

Drovers Bancshares Corporation
           , 20000
-----------
Page 2


     (f) A certificate of the Secretary of FFC, dated as of the date hereof verifying certain factual matters;

     (g) A closing certificate of the President and Chief Executive Officer and the Secretary of FFC, dated as of the date hereof issued pursuant to Section 7.2(j) of the Agreement;

     (h) A Certificate from the Pennsylvania Department of State, dated ____________________, 2001, stating that FFC is incorporated and subsisting as a business corporation under the laws of the Commonwealth of Pennsylvania, and enclosing the Amended and Restated Articles of Incorporation of FFC that has been filed with said Department;

     (i) A certificate from the Federal Reserve Bank of Philadelphia (the "Reserve Bank"), dated ____________________, 2001, stating that FFC is a registered financial holding company under the federal Bank Holding Company Act of 1956, as amended (the "BHCA"), and has filed all reports required thereunder;

     (j) A letter from the Reserve Bank to ____________________ dated ____________________, 2001, approving the Merger;

     (k) A notice from the Pennsylvania Department of Banking (the "Pennsylvania Department") dated ____________________, 2001, approving the Merger;

     (l) The Form S-4 Registration Statement (File No. ___________) filed by FFC with the Securities and Exchange Commission (the "SEC"), including the Proxy Statement/Prospectus contained therein (the "Prospectus"), and declared effective by the SEC on ____________________, 2001; and

     (m) A certificate of FFC's transfer agent dated as of the date hereof as to the number of outstanding shares of FFC Common Stock as of _______________________; and

     (n) Such other documents and materials as we have deemed necessary for the rendering of the opinions contained therein.

     In addition, in preparing the opinions set forth below, we have relied on the fact that no notice of objection to the Merger has been received from the Maryland Department of Labor, Licensing and Regulation, Division of Financial Regulation (the "Maryland Division"), notice of the Merger having been provided to the Maryland Division by letter of ____________________, 2001, from Paul G. Mattaini.

Drovers Bancshares Corporation
           , 20000
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Page 3

     Our opinions set forth herein are subject to the following conditions, qualifications and assumptions:

     A. The conditions precedent to the obligations of the parties as set forth in the Agreement will have been satisfied, or will have been waived by the party or parties which are intended to benefit from such conditions, at the time of the Merger, and the Merger will be effected in strict accordance with the terms of the Agreement as modified to give effect to any binding waivers of conditions precedent.

     B. All factual matters set forth in certificates of officers of FFC or DBC that are or have been (i) provided to the Reserve Bank, the FDIC and the Pennsylvania Department in connection with the applications for approval of the Merger, or (ii) provided in connection with the Closing (as defined in Section
9.1 of the Agreement) of the transactions contemplated in the Agreement, are true and correct, and all signatures on such certificates are the genuine signatures of duly authorized officers.

     C. The laws covered by the opinions set forth below are limited to the laws of the United States and the laws of the Commonwealth of Pennsylvania, and we express no opinion concerning the laws of any other jurisdiction.

     D. The opinions contained herein are solely as of the Effective Date, and we expressly disclaim any responsibility to modify or supplement said opinions in light of changes in law or in fact that may occur after the Effective Date.

     E. The opinions hereinafter expressed are qualified to the extent that (1) the enforceability or validity of any provision of the Agreement or any right granted thereunder may be subject to or affected by any bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar law relating to or affecting the rights of creditors generally, which law may be in effect from time to time; (2) the remedy of specific performance or any other remedy may be unavailable in any jurisdiction or may be withheld as a matter of judicial discretion; and (3) equitable principles may be applied in construing or enforcing the provisions of the Merger Agreement or of any other instrument or document (regardless of whether enforcement is sought in a proceeding in equity or at law).

     F. In delivering the following opinions, we are assuming that you and each such other person have all requisite power and authority and have taken all necessary corporate or other action to enter into the Agreement and to effect such transactions. In particular, for the purposes of this opinion, we are assuming that DBC has all requisite power and authority, and has taken any and all necessary corporate, Board of Directors and stockholders action to execute and deliver the Agreement and all other agreements and documents provided for therein to which

Drovers Bancshares Corporation
           , 20000
-----------
Page 4

DBC is a party and that DBC has the power to perform their respective obligations thereunder. For the purposes of this opinion, we have also assumed that the Agreement and all other agreements and documents provided for therein to which DBC is a party are binding and enforceable obligations of DBC in accordance with their respective terms. In connection with this opinion, we have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or other copies, and the authenticity of the originals of such copies.

     G. In delivering the following opinions, we expressly exclude any opinions with respect to choice of law matters or the antitrust laws of the United States or the Commonwealth of Pennsylvania.

     H. A matter stated below to be "to our knowledge" refers only to the current actual knowledge of the attorneys currently with this firm who have rendered legal services to FFC in connection with the Merger, and reflects the fact that, while we have not been informed (based upon the foregoing examination or as a result of our representation of FFC) that the matter stated is factually incorrect, we have made no independent factual investigation with respect to such matter (other than as described above).

     I. The opinions contained herein may be relied upon solely by you and only in connection with the transactions contemplated in the Agreement and may not otherwise be used or relied upon by you or any other person for any purpose whatsoever, without in each instance our prior written consent. The opinions contained herein are limited to the matters specifically addressed in said opinions, and no other opinion may be inferred beyond the matters expressly addressed therein.

     Based upon, and subject to, the foregoing, we are of the opinion that:

     1. FFC is a business corporation that is validly existing and subsisting under the laws of the Commonwealth of Pennsylvania;

     2. FFC is a registered financial holding company under the BHCA and has the corporate power and authority to own and hold its properties and to carry on its business as described in the Proxy Statement/Prospectus;

     3. FFC has the corporate power and authority to execute and deliver the Agreement and to carry out the transactions contemplated therein, and all corporate actions required to be taken by FFC to authorize the execution and delivery of the Agreement and the performance of the transactions contemplated therein have been taken;

Drovers Bancshares Corporation
           , 20000
-----------
Page 5

     4. The authorized capital of FFC consists exclusively of 400,000,000 shares of FFC Common Stock, $2.50 par value per share, and 10,000,000 shares of preferred stock without par value.

     5. To our knowledge, ______________ shares of FFC Common Stock are issued and outstanding and, except for ______________ shares of FFC Common Stock reserved for issuance upon the exercise of stock options and ___________ shares of FFC's Common Stock reserved for issuance under FFC's Shareholders Rights Plan, there are no outstanding obligations, options or rights of any kind entitling other persons to purchase or sell any shares of FFC's Common Stock and there are no outstanding securities or other instruments of any kind that are convertible into such shares.

     6. The Agreement has been duly authorized, executed and delivered by FFC and, assuming due authorization, execution and delivery by DBC, the Agreement constitutes a valid and binding obligation of FFC;

     7. To our knowledge, there is no action, suit or proceeding pending or threatened of the kind contemplated under Section 7.1(f) of the Agreement;

     8. The shares of FFC Common Stock to be issued under the Agreement have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable; and

     9. No consent, approval, authorization or order of any federal, state or local court or governmental authority is required to be obtained by FFC in connection with the consummation of the transactions contemplated in the Agreement, other than such consents, approvals, authorizations and orders as have been obtained prior to the Closing.

     10. The performance of the Agreement by FFC will not violate the Articles of Incorporation or Bylaws, as amended, of FFC, any applicable statute, rule, regulation of the United States or the Commonwealth of Pennsylvania, or, to our knowledge, order, decree, directive, consent agreement, memorandum of understanding, or material contract to which FFC is a party or by which any of its properties are bound.

     The opinions contained herein may be relied upon solely by you and only in connection with the transactions contemplated in the Agreement and may not otherwise be used or relied upon by you or any other person for any purpose whatsoever, without in each instance our prior written consent. The opinions contained herein are limited to the matters specifically addressed in said opinions, and no other opinion may be inferred beyond the matters expressly addressed therein.

Drovers Bancshares Corporation
           , 20000
-----------


                                             Very truly yours,

                                             BARLEY, SNYDER, SENFT & COHEN, LLC


                                             By:
                                                 ----------------------------